Filed pursuant to Rule 424(b)(3)
Registration No. 333-182761
PROSPECTUS

GANKIT CORPORATION

10,000,000 SHARES OF COMMON STOCK
OFFERED BY GANKIT CORPORATION

Initial Public Offering

This is the initial offering of common stock of GankIt Corporation.  We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.01 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our Chief Executive Officer, John Arnold, will attempt to sell the shares.  This prospectus will permit Mr. Arnold to sell the shares directly, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Arnold will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Exchange Act.  The shares will be offered at a fixed price of $0.01 per share. This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 10,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days. In the event that we extend the offering an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

	Offering Price	Commissions	Net Proceeds to Company After Offering Expenses1 (25% of Shares Sold)	Net Proceeds to Company After Offering Expenses1 (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses1 (100% of Shares Sold)

Per Share of Common Stock Sold	$0.01	Not Applicable	$0.00	$0.0025	$0.0075
Totals	$100,0002	Not Applicable	$0.00	$25,000	$75,000

1) We estimate the expenses associated with this offering will total $25,000.
2) Assuming the sale of all shares offered herein.

Any funds that we raise from the offering will be immediately available for our use and will not be returned to investors.  We do not have any arrangements to place the funds received from the offering in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of your subscription funds.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for GankIt Corporation, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for future filings. See "Description of Business: Government Regulations " contained herein and “Risk Factors” below.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THISPROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 7 BEFORE BUYING ANY SHARES OF COMMON STOCK IN GANKIT CORPORATION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DATED NOVEMBER 28, 2012

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.  To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

This document may only be used where it is legal to sell these securities.  Certain jurisdictions may restrict the distribution of these documents and the offering of these securities.  We require persons receiving these documents to inform themselves about and to observe any such restrictions.  We have not taken any action that would permit an offering of these securities or the distribution of these documents in any jurisdiction that requires such action.

Unless otherwise indicated, information contained in this prospectus concerning our industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly-available information released by independent industry analysts and third party sources, as well as data from our internal research, and are based on assumptions made by us using data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors.”

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus.  This summary does not contain all of the information you should consider before investing in the securities offered herein.  Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements.  You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.  Unless otherwise indicated, the terms the “Company,” “GankIt”, “GIC,” “we,” “us,” and “our” refer and relate to GankIt Corporation.

The Company Overview

GankIt Corporation ("GIC") was incorporated in the state of Nevada on March 8, 2012, with a fiscal year end of May 31. We are an e-commerce business focused on selling a diverse set of products through our website that can either be won through a bidding process or purchased at a discount to the suggested retail price. On March 30, 2012 the Company purchased the web site domain and content, trademarks, and all intellectual property related to GankIt.com from John Arnold for $20,000. Mr. Arnold serves as the sole officer and director of GIC. On May 4, 2012, we launched our website, Gankit.com, and began accepting payments.  The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

We intend to develop a robust e-commerce website that will offer a wide selection of retail products such as electronics, appliances, furniture, home furnishings, equipment and tools, toys, gift cards, automobiles and more. However, as our business is in its early stages of development, we intend to initially focus on selling products with an average price point under $500. Over the next six months, we will likely focus on selling consumer electronics such as televisions, music players, video players, computers, tablet computers, cameras, phones, and various accessories which we purchase from other retails such as Amazon.com. Provided that our business obtains additional financing, we intend to diversify our product mix to add other products.

Our business model is different from conventional retail websites in that we offer our users the opportunity to either bid-to-win a product or purchase a product immediately. All of our products can be obtained either by winning a bidding auction or purchasing the product for the "GankIt price” (as described below). When users visit our website, they have the option to sign up for a free membership. If they are interested in bidding to win products, they can purchase bundles of bids for a fixed cost. Our bids presently sell for $0.55 per bid, and the minimum purchase is $22 or 40 bids.  However, if they simply want to purchase a product, users can click on the GankIt button, and proceed to checkout without buying bids.

When we begin an auction for a product, the bidding starts at one penny, and the GankIt Price starts at the suggested retail price. Each user has the opportunity to place a bid to buy the product for the auction price. The auction price starts at one penny and increases by one penny for each new bid that is placed into the auction. Auction timers typically start counting down from one to seven days. With each new bid that is placed, additional time is added to the auction timer. Single bids add 15 seconds to the auction timer. When less than 15 seconds remain on the auction timer, a single bid placed resets the auction timer to 15 seconds. When multiple auto-bidders are engaged with less than 10 seconds on the auction timer, a "Butler Brawl" resets the auction timer to 30 seconds. When time expires in the auction, the last bidder to place a bid for the product is the winner of the auction and can buy the product for the auction price. At that point, the auction is closed.

In addition, while an auction is open, for each new bid that is placed, the suggested retail price of the product decreases by a specified decrement. Our GankIt decrement is presently $0.10. This new discounted price is referred to as the "GankIt Price", or the price for which you can buy the product immediately. At any time throughout the course of the auction, any user may purchase the product for the GankIt price by clicking on the “GankIt” button. When this occurs, the auction remains open and the “GankIt Price” reverts back to the original suggested retail price. As new bids are placed, the “GankIt Price” then begins to decrease once more until either someone else clicks on the GankIt button (at which time the process starts over again) or the auction ends.

During the course of an auction, members compete to "win" an item (i.e., to be the last bidder when the auction closes and be provided the right to purchase the item auctioned for the final bid price). "Winning an item" means the member is able to purchase the item won at the final bid price, usually a steep discount to the retail price. Each auction competition is for one item only so there is only one “winner” of each auction. However, while bids are being placed on the auctioned item, we also offer additional identical items, as are being offered in the auction, for sale at a specified price which we call the “GankIt Price.” These items are separate from the item being auctioned and do not affect the auction process, however bidding which occurs during the auction does affect the “GankIt Price.” With each bid placed, the GankIt Price (which usually begins at the retail price of the product) decreases by $0.10. Once an item is "ganked" by a user (i.e., once a user decides to purchase the item at the then “GankIt Price”), the “GankIt Price” resets to the original retail price and a new item is offered for sale at the “GankIt Price.” An auction may result in many "ganks", while ultimately only one item will be “won” by an user at the end of the auction.

In order to understand how we generate revenues, please consider the following example. If an auction for an Apple iPad sells for $20.01, a total of 2,000 bids will have been placed on that auction each with a value of $0.55 (2,000 x $0.01 + the initial $0.01 opening bid equals $20.01). From the auction alone we would collect $1,100 from bids used ($0.55 per bid purchased x 2,000), $20.01 from the purchase of the auction and $6.00 for shipping, or $1,126.01 in aggregate.  Assuming the Apple iPad had a cost to us of $500 and a $6 shipping cost, we would generate net revenue of approximately $620.01 from the sale of that one auction product (which net revenue is decreased by GankIt sales as described below). Additionally, during the course of the auction the GankIt Price decreases with each bid until someone "ganks" the item.  In the example above, assuming no one has previously “ganked” the Apple iPad, the price would have decreased from $500 to $300 (2,000 x $0.10 per bid decrease in the GankIt price).  Although we are selling the same product we are auctioning with a GankIt sale, the ganked item is separate from the auctioned item above and treated as a separate purchase. Assuming someone purchases the Apple iPad at the $300 GankIt price, we realize $300 from the GankIt purchase and an additional $6.00 for shipping.  Therefore, the total net revenue generated from the example above of the one auction and one GankIt sale (note that there can be more than one GankIt sale over the course of an auction because the GankIt price resets to the retail price whenever an item is “ganked”) would be $1,126.01 (as described above in connection with the auction), plus $306 minus an additional $500 for the Apple iPad sold through the GankIt process minus $6 for shipping the second Apple iPad sold equals $926.01. While we currently purchase the products that we offer for auction and sale at full retail value, our products are almost always sold at a discount to retail value. As such, we generate the majority of our revenues through users purchases of bids and not directly through the sale of products.

Any investment in the shares offered herein involves a high degree of risk. The principal risks and limitations that we face are those related to our business, our industry, our financial condition, and this offering. All of these risks are discussed in detail under the section "Risk Factors", which should be carefully read.  You should only purchase shares if you can afford a loss of your investment.   Our independent registered public accountant has issued an audit opinion for GankIt Corporation, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  This means that we do not have adequate financial resources at this time to repay our debt and credit obligations, and without additional funding, we may not be able to remain in business.

Penny Stock Rules

Our common stock will be considered a “penny stock”, and subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act of 1934, as amended.  “Penny stock” is generally defined as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.

The required penny stock disclosures include the required delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market. In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

Where You Can Find Us

Our principal executive office is located at 5201 Memorial Drive, Suite 1115, Houston, Texas 77007 and our telephone number is 713-510-3559. Our website address is www.gankit.com.  We also own the rights to the website Ganksterloot.com (which currently forwards all traffic to GankIt.com). The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

OFFERING SUMMARY

The Issuer	GankIt Corporation

Securities being offered	Up to 10,000,000 shares of common stock. Our common stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Per Share Price	$0.01

No Public Market
There is no public market for our common stock.  We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting company.

Duration of Offering
This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 10,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days. In the event that we extend the offering an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

Number of Shares Outstanding Before the Offering	There are 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

Registration Costs	We estimate our total costs relating to the registration of the securities offered herein shall be approximately $25,000.

Distribution of Offered Shares
This offering is a self-underwritten offering, which means that our CEO, John Arnold, plans to sell the offered shares to friends and family members. No registered broker dealer will be involved in the distribution of the shares made available for sale in this offering.

Net Proceeds to the Company
The Company is offering 10,000,000 shares of common stock, $0.0001 par value per share, at an offering price of $0.01 per share, for potential gross proceeds to the Company of $100,000 and potential net proceeds of $75,000 (after subtracting the $25,000 of offering expenses estimated in connection with the offering).  The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this offering will be released to the Company when subscriptions are received and accepted.

If the maximum amount of funds is raised, we intend to continue expanding our existing business by adding new members and products.  If we sell 25% or less of our shares under this offering, we will continue our current operations but will require additional capital from alternate sources to execute our business plan.  No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds
We will use the proceeds for general working capital, administrative expenses and for the implementation of our business growth strategy. However, there is no guarantee that we will receive any proceeds in connection with this offering.

Need for Additional Financing:
We believe that we may need to raise additional capital in the future in addition to the $100,000 we hope to raise through this offering.  We believe that the proceeds from this offering in addition to our existing cash on hand will satisfy our cash requirements for up to approximately 6 months, provided that we will not be able to expand our operations if funds in addition to those raised in this offering are not raised. We need to raise an additional $800,000 (including the proposed $100,000 we intend to raise through this offering) to implement our business plan over the next 24 months. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Moving forward, in the event we fail to raise any funds in this offering, we will not be able to expand our operations as planned and will be required to raise additional funds to support our operations, which may be undertaken through the sale of common stock or the issuance of notes payable or other debt arrangements, which may not be available on favorable terms, if at all. As of August 31, 2012, we had $7,853 of cash on hand. If we are unable to obtain additional financing, our future growth, if any, could be impaired.

Risk Factors
An investment in our common stock involves a high degree of risk.  You should carefully consider the risk factors set forth under “Risk Factors” on page 7 and the other information contained in this prospectus before making an investment decision regarding our common stock.

SUMMARY FINANCIAL INFORMATION

The following table presents summary financial data for the periods and at the dates indicated. The Summary of Operations for the quarter ended August 31, 2012 and for the period from March 8, 2012 (inception) through August 31, 2012; and the Statements of Financial Position as of August 31, 2012 and May 31, 2012, have been derived from the Company’s Financial Statements appearing elsewhere in this prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of results for any future period.

Summary of Operations
	For the quarter ended	For the period from March 8, 2012 (Inception) through
	August 31, 2012	August 31, 2012
	(Unaudited)	(Unaudited)
Total Revenue	$13,019	$22,001
Costs of Revenues	$26,789	$41,667
Operating Expenses	$32,854	$54,748
Operating Loss	$46,624	$74,414
Other Expenses	$1,876	$2,916
Net Loss	$48,500	$77,330

Statement of Financial Position

	As of August 31,	As of May 31,
	2012	2012
Cash and Cash Equivalents	$7,853	$14,274
Total Assets	$29,102	$41,967
Total Liabilities	$93,182	$57,547
Total Stockholders' Deficit	$64,080	$15,580

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.  In the event our common stock fails to become publicly traded you may lose all or part of your investment.

Risks related to Our Business

We Are A Development Stage Company, Our Business Is Evolving And Our Business Prospects Are Difficult To Evaluate.

We are a development stage company with limited operating history. We have a limited operating history that you can rely on in connection with an investment decision. Our prospects must be carefully considered in light of our history, our high capital costs, our exposure to operating losses and the other risks, uncertainties and difficulties that are typically encountered by companies that are implementing new business models. Some of the principal risks and difficulties we expect to encounter include our ability to:

•	Raise substantial capital to finance our planned expansion, together with the losses we may incur in our early stage of development;

•	Develop our website at the cost and on the time-table we project. We may encounter unexpected technical and legal challenges that may delay our implementation time line and/or increase our costs;

•	Develop, implement and maintain systems to ensure compliance with a variety of governmental and quasi-governmental rules, regulations and policies;

•	Adapt and successfully execute our rapidly evolving and inherently unpredictable business plan and respond to competitive developments and changing market conditions; and

•	Attract, retain and motivate qualified personnel.

Because of our lack of operating history and our early stage of development, we have limited insight into trends and conditions that may exist or might emerge and affect our business. There is no assurance that our business strategy will be successful or that we can or will successfully address these risks.

We Will Need To Raise Additional Capital To Continue Our Business Operations In Addition To The Funds We Hope To Raise Through This Offering.

We believe that we may need to raise additional capital in the future in addition to the $100,000 we hope to raise through this offering.  We believe that the proceeds from this offering in addition to our existing cash on hand will satisfy our cash requirements for up to approimately 6 months, provided that we will not be able to expand our operations if funds in addition to those raised in this offering are not raised. We need to raise an additional $800,000 (including the proposed $100,000 we intend to raise through this offering) to implement our business plan over the next 24 months. The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Moving forward, in the event we fail to raise any funds in this offering, we will not be able to expand our operations as planned and will be required to raise additional funds to support our operations, which may be undertaken through the sale of common stock or the issuance of notes payable or other debt arrangements, which may not be available on favorable terms, if at all. As of August 31, 2012, we had $7,853 of cash on hand. If we are unable to obtain additional financing, our future growth, if any, could be impaired.  If we fail to raise additional funding in the future, we may not have enough money to pay our legal and accounting expenses and we could be forced to curtail or abandon our business plan, causing any investment in us to become worthless.  Additionally, even if we do raise additional funding, there can be no assurance that additional capital from outside sources will be available for our marketing and future growth, if any, or if such financing is available, that it will not involve issuing securities senior to our common stock or equity financings which are dilutive to holders of our common stock.  In addition, in the event we do not raise additional capital, we may be limited in our ability to grow our Company.

The Repayment Of Our $50,000 Notes Payable Is Secured By A Security Interest In Substantially All Of Our Assets.

On April 11, 2012, a private investor loaned us $50,000 which was evidenced by a promissory note.  The note is due on April 10, 2013 and accrues interest at the rate of 15% per annum.  In the event default occurs under the note, the interest rate increases to 25%, or the highest rate permitted by applicable law. The note is secured by a security interest in substantially all of our assets and we do not currently have sufficient funds to repay the note.  If we default on the repayment of the note, the holder thereof may enforce the security interest over the assets of the Company, which if enforced could leave us without any assets, and as a result, we could be forced to curtail or abandon our current business plans and operations. If that were to happen, any investment in the Company could become worthless.

The recently enacted JOBS Act will allow us to postpone the date by which we must comply with certain laws and regulations and to reduce the amount of information provided in reports filed with the SEC. We cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are and we will remain an "emerging growth company" until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). For so long as we remain an "emerging growth company" as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. If we avail ourselves of certain exemptions from various reporting requirements, as is currently our plan, our reduced disclosure may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence.

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act, as an “emerging growth company”, the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the Public Company Accounting Oversight Board (PCAOB) or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an “emerging growth company”, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an “emerging growth company” nor an “emerging growth company” which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

•
be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•
be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

•
be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended and instead provide a reduced level of disclosure concerning executive compensation; and

•	be exempt from any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”.  Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Our Business And The Success Of Our Services Could Be Harmed If We Are Unable To Establish And Maintain A Brand Image.

We believe that establishing a brand is critical to achieving acceptance of our services and to establishing key strategic relationships. As a new company with a new brand, we believe that we have little to no brand recognition with the public. We may experience difficulty in establishing a brand name that is well-known and regarded, and any brand image that we may be able to create may be quickly impaired. The importance of brand recognition will increase when and if our competitors create services that are similar to our services. Even if we are able to establish a brand image and react appropriately to changes in customer preferences, customers may consider our brand image to be less prestigious or trustworthy than those of our larger competitors. Our results of operations may be affected in the future should our services even be successfully launched.

Our Processing, Storage, Use And Disclosure Of Personal Data Will Expose Us To Risks Of Internal Or External Security Breaches And Could Give Rise To Liabilities As A Result Of Governmental Regulation, Conflicting Legal Requirements Or Differing Views Of Personal Privacy Rights.

The security of data when engaging in electronic commerce is essential in maintaining consumer and supplier confidence in our services. Substantial or ongoing security breaches whether instigated internally or externally on our systems or other internet based systems could significantly harm our future business. It is possible that advances in computer circumvention capabilities, new discoveries or other developments, including our own acts or omissions, could result in a compromise or breach of customer transaction data.

We cannot guarantee that our security measures will prevent security breaches or attacks. A party (whether internal, external, an affiliate or unrelated third party) that is able to circumvent our security systems could steal customer information or transaction data, proprietary information or cause significant interruptions in our operations. For instance, from time to time, companies have experienced “denial-of-service” type attacks that have made portions of websites slow or unavailable for periods of time.  We may need to expend significant resources to protect against security breaches or to address problems caused by breaches, and reductions in website availability and response time could cause loss of substantial business volumes during the occurrence of any such incident.  Security breaches could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions. Security breaches could also cause customers and potential customers to lose confidence in our security, which would have a negative effect on the value of our brand.

We also face risks associated with security breaches affecting third parties conducting business over the Internet. Consumers generally are concerned with security and privacy on the Internet, and any publicized security problems could inhibit the growth of the Internet and, therefore, our services as a means of conducting commercial transactions.  Additionally, security breaches at third parties such as supplier or distributor systems upon which we may rely could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions.

In our processing transactions, we will receive and store a large volume of personally identifiable data.  We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations and financial condition.

We May Not Be Able To Keep Up With Rapid Technological And Other Changes.

The markets in which we will compete are characterized by rapidly changing technology, evolving industry standards, consolidation, frequent new service announcements, introductions and enhancements and changing consumer demands. We may not be able to keep up with these rapid changes. In addition, these market characteristics are heightened by the emerging nature of the internet. As a result, our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to continually improve the performance, features and reliability of our service in response to competitive service offerings and the evolving demands of the marketplace. In addition, the widespread adoption of new internet, networking or telecommunications technologies or other technological changes could require us to incur substantial expenditures to modify or adapt our services or infrastructure.

More Individuals Are Using Non-Pc Devices To Access The Internet, And Our Website May Not Be Accepted By Such Users.

The number of individuals who access the internet through devices other than a personal computer, such as personal digital assistants and mobile telephones, has increased dramatically. Our website is planned to be designed for rich, graphic environments such as those available on desktop and laptop computers. The lower resolution, functionality and memory associated with alternative devices currently available may make access of our website through such devices difficult. If consumers find our website difficult to access through alternative devices, we may fail to capture a sufficient share of an increasingly important portion of the market for online services and may fail to attract both advertisers and web traffic.

Our Website May Encounter Technical Problems And Service Interruptions.

Our website may in the future experience slower response times or interruptions as a result of increased traffic or other reasons. These delays and interruptions resulting from failure to maintain Internet service connections to our site could frustrate visitors and reduce our future web site traffic, which could have a material adverse effect on our business.

We Do Not Know The Exact Development And Operating Costs Of Our E-Commerce Website.

We have operated our e-commerce website for a limited period of time, and therefore, we do not know the exact costs involved with scaling-up and managing the operations of our business. We expect to incur capital expenses and operational expenses in connection with the further development of the website as described in the “Use of Proceeds” and “Management Discussion and Analysis” sections of this prospectus. Although we have forecasted what we believe are fair assumptions about the costs associated with operating our website, initial operations and growing our business, this assumption may prove to be false, and the actual costs may be higher than anticipated.  In the case of higher than expected costs to develop and operate our website(s), we may not be able to operate profitably in the market place. If we are unable to successfully create profitable websites, we will have to cease our operations, which may result in the complete loss of your investment.

Our Lack Of An Operating History Gives No Assurance That Our Future Operations Will Result In Material Revenues, Which Could Result In The Suspension Or End Of Our Operations.

We were incorporated on March 8, 2012, and although we have realized minimal operating revenues to date, we have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues in excess of our expenses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will likely incur expenses that exceed our revenues. While we expect these losses to continue through the end of this fiscal year, we cannot guarantee that we will be successful in generating a profit at any point in the future. Failure to generate a profit may cause us to go out of business.

We Are A New Company With A Limited Operating History And We Face A High Risk Of Business Failure Which Would Result In The Loss Of Your Investment.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of our prospects can be made. We were incorporated on March 8, 2012, and to date have been involved primarily in the development of our business plan and early-stage operations. Because we have a limited operating history there is little internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in retail markets and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

Adverse Developments In The Global Economy Restricting The Credit Markets May Materially And Negatively Impact Our Business.

The recent downturn in the world's major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The recent credit crisis in other countries, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion of the $800,000 that we estimate we will require to execute Phases I and II of our business plan (including the $100,000 we hope to raise in this offering), as described in greater detail below under “Plan of Operations”.

Because We Are Small And Do Not Have Much Capital, We Must Limit Our Marketing Activities. As A Result, Our Sales May Not Be Enough To Operate Profitably. If We Do Not Make A Profit, We May Have To Suspend Or Cease Operations.

Due to the fact we are small and do not have much capital, we must limit our marketing and advertising activities. We intend to increase our marketing and advertising efforts provided that we have ample working capital to invest in such activities. Because we will be limiting the duration of our marketing and advertising activities, due to a constrained budget, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We Have Generated Limited Revenues From Our Operations Which Poses Substantial Risk To Any Investor.

An investment in our Company is characterized by a high degree of risk. Investors should take caution when considering our limited revenues, lack of earnings, and lengthy plans for business development and expansion. Our current operations reside entirely in the development of our e-commerce website which has generated limited revenue to date. Although we believe that future capital investment in our website will grow our business, there can be no assurance that we will be able to effectively develop our business in a profitable manner. The success of our business depends on the ability of management to successfully develop, market, and sell new products; and generate revenues and earnings therefrom. The inability of our website to generate net income may adversely affect our financial performance and stock price.

We Have A Limited Number Of Members And Limited Website Traffic From Which To Sell Our Products.

E-commerce websites require high traffic and usage in order to be successful. Our business, in particular, relies on website traffic more heavily than other e-commerce websites, because we have to have a critical mass of users bidding on auctions to make them profitable. We currently have over 5,000 registered members of our website. However, the number of active members is low and our website traffic is low. Although we aim to increase our website traffic and memberships through television and internet advertising campaigns, funding permitting, there is no assurance that we will be successful. Should we fail to increase our website traffic and member usage, our business model will likely prove to be unsuccessful and we will not be able to generate positive cash flow or earnings therefrom, which could cause you to lose a portion or all of your investment.

We Have Limited Assets That May Be Used To Execute Our Business Plan. Our Lack Of Assets May Have An Adverse Impact On Our Ability To Grow Our Business And Generate Revenues And Earnings.

We have limited financial and operational assets as well as limited long-term assets such as property, facilities and equipment to fully develop our business plan. We will need to raise additional capital to  purchase equipment and inventory, and fund the labor required to appropriately develop our website. Although we maintain an office space to conduct professional and administrative tasks, we do not have a facility to warehouse potential inventory, should we elect to do so in the future, and will need to raise additional capital to lease or purchase such a facility. Our lack of financial and operational assets may impair our ability to generate future revenues and earnings which may result in a loss of your investment.

Our Business May Be Adversely Affected By Factors That Cause Our Users To Spend Less Time On Our Websites, Including Seasonal Factors, National Events And Increased Usage Of Other Websites.

Anything that diverts our users from their customary level of usage of our website or the internet in general could adversely affect our business. We would therefore be adversely affected by geopolitical events such as war, the threat of war, or terrorist activity, and natural disasters, such as hurricanes or earthquakes. Similarly, we anticipate experiencing seasonal fluctuations because we anticipate that many of our users will reduce their activities on our website with the onset of good weather during the summer months, and on and around national holidays. In addition, increased usage of social networking or other entertainment websites may decrease the amount of time users spend on our website, which could adversely affect our financial results.

We May Face Significant Inventory Risk in the Future.

We hope to diversify our drop-shipping business model in the future by purchasing and warehousing our own inventory of products after the end of this fiscal year, funding permitting. We are uncertain that we will be able to achieve this milestone within that time frame, or at all. However, should we begin purchasing our own inventory we may be exposed to significant inventory risks that may adversely affect our operating results due to seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, and changes in consumer tastes with respect to products we offer for sale on our website. We plan to accurately predict these trends and avoid overstocking or understocking products. Demand for products, however, can change significantly between the time inventory is ordered and the date of sale. In addition, when we begin selling a new product, it may be difficult to determine appropriate product selection, and accurately forecast demand. The acquisition of certain types of inventory in the future may not be returnable.  Although we do not presently face this risk with our current business operations, in the event that we are successful in purchasing and warehousing our own inventory in the future, any one of the inventory risk factors set forth above may adversely affect our operating results.

We Do Not Collect Sales or Consumption Taxes in Some Jurisdictions.

U.S. Supreme Court decisions restrict the imposition of obligations to collect state and local sales taxes with respect to remote sales. However, an increasing number of states have considered or adopted laws that attempt to impose obligations on out-of-state retailers to collect taxes on their behalf. Currently, we do not collect sales or consumption taxes in some jurisdictions.  A successful assertion by one or more states or foreign countries requiring us to collect taxes where we do not do so could result in substantial tax liabilities, including for past sales, as well as penalties and interest.

We May Incur Substantial Losses In The Future As We Expand Our Operations And Invest In Our Website and Inventory.

We will incur costs related to advertising our website and offering new product lines for sale. When making investments to grow our membership base and to expand our website's capabilities, it is likely that we will incur costs for a prolonged period prior to generating revenues, if any. The foregoing costs and expenses will likely give rise to substantial near-term operating losses and may prevent the Company from achieving profitability for an extended period of time. We expect to rely on equity and debt financing to fund potential operating losses and other cash requirements until we are able to generate larger profits from operations. We may experience negative cash flow, which will hamper current operations and prevent the Company from expanding. We may be unable to attain, sustain or increase profitability on a quarterly or annual basis in the future, which could require us to scale back or terminate our operations.

We Will Be A Small Player In An Intensely Competitive Industry And May Be Unable To Compete.

The online retail industry and more specifically, the auction website industry, in the United States are large and intensely competitive. Although we operate in a niche market with some esoteric components, many of our competitors have substantially more financial and operational resources than us. For instance, eBay, Amazon, QuiBids, and other penny auction sites have substantially more resources with which to operate.  In addition to online retailers, we also face intense competition from conventional brick-and-mortar retailers such as Best Buy, Home Depot, Macy's, and other retailers that sell consumer products.  Brick-and-mortar retailers may pose a substantial risk to our business by potentially offering lower prices, more convenience and better customer service. As a result of this competition, our efforts to attract customers and sell products may prove unsuccessful. Our industry contains nominal barriers to entry and is characterized by perfect competition. This means that almost anyone can open a retail shop or develop a website and compete with us for customers.

Our Business May Be Subject To New Laws And Regulations, A Reinterpretation of Existing Laws, Or Face Permitting, Certification, or Approval Mandates From Regulatory Agencies.

The methods we use to auction, sell and distribute products may be subject to oversight and/or approval from certain regulatory agencies including the Federal Communications Commission (FCC). Gambling in the United States is prohibited by Federal Law. Should any federal or state agency consider our business model to be gambling or gaming, we may be immediately shut down, subject to fines, payment of taxes, or face other unanticipated restrictions or regulations. Should we fail to meet future regulatory standards our ability to operate may be impaired, our financial and operational performance could be adversely affected and you could lose your entire investment.

If The Company Is Dissolved, It Is Unlikely That There Will Be Sufficient Assets Remaining To Distribute To Our Shareholders.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of equity investors to recover all or any portion of their investment will depend on the amount of funds realized and the claims to be satisfied therefrom.

If We Are Forced To Incur Unanticipated Costs Or Expenses, We May Have To Suspend Or Cease Our Activities Entirely Which Could Result In A Total Loss Of Your Investment.

Because we are a small business, with limited assets, we are not in a position to bear unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend or cease our activities entirely which could result in a total loss of your investment.

Key Management Personnel May Leave The Company Which Could Adversely Affect The Ability Of The Company To Continue Its Development.

Because we are almost entirely dependent on the efforts of our sole officer and director, John Arnold, his departure or the loss of other key personnel in the future, could have a material adverse effect on our business. We do not maintain key man life insurance on Mr. Arnold.  On April 1, 2012 we signed an employment agreement with Mr. Arnold to serve as our President and Chief Executive Officer, which provides him with compensation of $7,000 per month, beginning when our registration statement, which this prospectus is a part of, becomes effective with the SEC or when we achieve gross profit of $25,000 per month, whichever is earliest (each a “Compensation Trigger Date”).  No amount of consideration is accrued until such time as a Compensation Trigger Date occurs.  The employment agreement also provided for Mr. Arnold to be issued 7.5 million shares of common stock in consideration for services provided to the Company.  The agreement continues in effect until either party provides the other of written notice of their intent to terminate the arrangement.  As such, Mr. Arnold may terminate his employment with us at any time for any reason.

Clark Rohde owns 62.5% Of The Outstanding Shares of Common Stock, And Controls The Board of Directors of the Company. Investors May Find That His Decisions Are Contrary To Their Interests And You Should Not Purchase Shares Unless You Are Willing To Entrust All Aspects Of Management To Our Largest Shareholder or His Successors.

Clark Rohde owns 12,500,000 shares of common stock representing 62.5% of our outstanding stock prior to the offering and will hold 41.6% of our outstanding common stock assuming all shares offered herein are sold. As such, Clark Rohde will have significant control over who serves as Directors of the Company and subsequently who serves as officers of the Company and in determining the outcome of all corporate transactions or other matters, including the election of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. His interests may differ from the interests of other stockholders.

All decisions regarding the management of our affairs will be made by our sole officer and director John Arnold. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon the management abilities of John Arnold, or persons that Clark Rohde may select to serve as our Directors and officers in the future. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management and control of the Company to John Arnold and/or Clark Rohde. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

We Currently Do Not Have Agreements With Any Product Vendors To Sell Products On Our Website. In The Event That We Are Not Able To Purchase Inventory From Suppliers With Favorable Prices And Terms, It Could Adversely Affect Our Operations And Your Investment.

We currently purchase almost all of our products from Amazon.com at retail price. In the event that we are unable to develop relationships and favorable agreements with product suppliers, we may not be able to operate our business. Even if we do establish these relationships, we may be subject to supplier price increases, unfavorable trade terms, problems with quality control, lack of scalability, inadequate shipping and logistics, or simply a vendor's refusal to sell its products to us. In the event that we face any of these common vendor problems, our financial and operational results could be materially, adversely affected. As a result, this could cause you to lose a portion or all of your investment in our business.

Because We Only Have One Primary Supplier of Products, We Have A Concentration In Our Supply Chain. In The Event That We Are Not Able To Continue To Purchase Inventory From Our Supplier, It Could Adversely Affect Our Operations And Your Investment.

In the event that our primary supplier, Amazon.com, increases its prices, presents unfavorable trade terms, experiences problems with quality control, becomes insolvent, or simply decides to no longer sell its products to us, our financial and operational results will be materially, adversely affected. As a result, this could cause you to lose a portion or all of your investment in our business.

We May Be Subject To Charge-backs, Credit Limits, And Other Unanticipated Credit Interruptions With Credit Card Processors And Online Payment Processors.

In the event that we sell products on our website to customers that are either dissatisfied with purchases, deny the charges, are victimized by fraud, or otherwise dispute purchases with credit providers, we may not receive payment from credit card and online payment processors. In addition, we may be subject to credit limits, credit interruptions, minimum deposits, or other limitations imposed by credit card processors and online payment providers. Charge-backs, credit limits, credit interruptions, minimum deposits, or other credit limitations will adversely affect our cash flow and profitability. In addition, it may cause operational disruptions or cause us to cease operations entirely. In the event that we are faced with the aforementioned credit issues from credit card processors and online payment processors, you could lose your investment.

A Reduction In Spending Due To Economic Downturns Could Result In A Decrease In Demand For Our Products.

           If national retail sales levels decrease due to a broader economic downturn, discretionary spending and as a result, the demand for our services and products would likely decline. This decrease could reduce our opportunity for growth, increase our marketing and sales costs, and reduce our sales volume and force us to reduce the prices we can charge for products, which could reduce our revenue and operating results, if any.

We Face Corporate Governance Risks And Negative Perceptions Of Investors Associated With The Fact That We Currently Have Only One Officer And Director.

John Arnold is our sole officer and director.  As such, he has significant control over our business direction.  Additionally, as he is our only director, there are no other members of the Board of Directors available to second and/or approve related party transactions involving Mr. Arnold, including the compensation Mr. Arnold may be paid and the employment agreements we may enter into with Mr. Arnold.  Additionally, there is no segregation of duties between officers because Mr. Arnold is our sole officer, and as such, he is solely responsible for the oversight of our accounting functions.  Therefore, investors may perceive that because no other directors are approving related party transactions involving Mr. Arnold and no other officers are approving our financial statements that such transactions are not fair to the Company and/or that such financial statements may contain errors.  The price of our common stock may be adversely affected and/or devalued compared to similarly sized companies with multiple officers and directors due to the investing public’s perception of limitations facing our Company due to the fact that we only have one officer and director.

If We Are Unable To Adequately Protect Our Intellectual Property Rights Our Business Is Likely To Be Adversely Affected.

We plan to rely on a combination of patents, trademarks, non-disclosure agreements and other security measures to establish and protect our proprietary rights, funding permitting. Although we have one trademark for “Butler Brawl”, as described below, no patents have been filed by, or issued to, the Company as of the date of this Offering. The measures we have taken or may take in the future may not prevent misappropriation of our proprietary information or prevent others from independently developing similar products or services, designing around our proprietary or patented technology or duplicating our products or services.

Our Sole Officer And Director May Face Conflicts Of Interest Associated With His Commitment To The Company And His Other Activities Outside Of The Company.

As of the date of this prospectus, we have no employees, other than Mr. Arnold, our Chief Executive Officer and sole Director, who currently devotes approximately 40 hours per week to our business. Mr. Arnold also owns Levanta Interactive, LLC a website development company (as described in greater detail below under “Directors and Executive Officers”) which may limit the amount of time Mr. Arnold is able to spend on Company matters. Mr. Arnold is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. Although Mr. Arnold is presently able to devote approximately 40 hours per week to our business, this may change. Also, if we require Mr. Arnold to devote more than 40 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements.  Due to the above, Mr. Arnold may face a conflict of interest between the Company and his other business interests.

Because Our Business Operates In The Retail Industry, We Are Subject To Changes In Industry Trends and Customer Preferences, Which May Adversely Affect Our Results Of Operations.

Changes in customer preferences for products may make the products that we offer for sale less desirable to potential buyers. Since we are using a drop shipping model and currently carry no inventory, changes in customer preferences will not create a situation where we will be left with obsolete inventory. However, if customers lose interest in the products that we make available in auctions, we will receive less bidding activity and therefore lower revenues for such products.  Should we elect to carry inventory in the future, changes in customer preferences may lead to situations where we will have to liquidate products at severe discounts, or write off the entire value of undesirable inventory as a loss. As a result, changes in industry trends and customer preferences may adversely affect our revenues, cash flow, balance sheet and results of operations.

Because Our Business Does Not Have Any Contracts With Suppliers To Provide Us With Products; And Because We Do Not Maintain An Inventory Of The Products We Offer For Sale, We May Not Be Able To Deliver Products To Our Customers That They Purchase.

We do not currently carry any inventory or have any contracts with suppliers that guarantee us the right to purchase products that we offer for sale on our website, and instead we rely on a drop shipping model. Therefore, it is possible that a customer could purchase an item from our website that we would not be able to deliver such product. If this were to occur, we could lose credibility, our reputation could suffer and our customers may choose not to purchase products from us in the future. As a result, our failure to guarantee the availability of products or our failure to deliver products that are purchased by customers may adversely affect our results of operations.

If We Sell Products Outside Of The United States, We Will Be Subject To Laws And Regulations Governing International Trade Which May Adversely Affect Our Business as Well as Potential Currency Fluctuation Risks.

Although our initial target market is the Unites States, should we sell products to customers outside of the United States, we will be subject to laws and regulations governing international commerce. Selling products to foreign customers could result in the payment of additional taxes or tariffs associated with international transactions. If we do not adequately account for the cost of international taxes or tariffs and pass them through to our customers, we would face a situation where we would be responsible for paying such fees. As a result, the sale of products to foreign customers may result in unanticipated costs or additional expenses that may adversely affect our business, financial condition, and results of operations. Furthermore, exchange rate fluctuations between different countries that we may choose to operate in moving forward and their currencies could cause our margins to decrease and could materially adversely affect our results of operations.

We Face Potential Exposure To Product Liabilities Claims And Litigation.

Because we sell consumer electronics, household tools, sporting equipment, and other products that are subject to malfunction or failure, we may be subject to product liability claims and/or litigation arising from such circumstances. Although all of the products that we sell are brand new products that are factory sealed, and while most of these products contain limited manufacturers’ warranties, manufacturers may deny our customer's claims which may result in product liability claims and/or legal action against us. As a result, we have potential exposure to product liability claims and litigation which may cause us to incur unforeseen legal expenses and/or pay damages to plaintiffs which would adversely affect our business and results of operations.

Risks Related To Our Industry

Volatility In Our Number of Users May Cause Temporary Outages Of Our Website Which May Adversely Affect Our Business, Financial Condition And Results Of Operation.

If our business experiences rapid growth, including the number of users we have, we may have difficulties managing our website traffic. Our auction based business model creates unique challenges because it requires large amounts of data to be communicated to our servers and back to users within fractions of a second. High website traffic can strain server infrastructure and cause temporary outages in our website. Even small freezes or outages in our website could cause our auctions to fail and lead to disgruntled customers. Should our website experience outages we could lose credibility and potential business. As a result, potential revenues and potential earnings could be lost, which could negatively affect your investment.

Competition From New And Existing Competitors Within Our Industry Could Have An Adverse Effect On Our Results Of Operations.

The electronic commerce industry is highly competitive. Our principal competitors include local and international companies capable of competing effectively in our markets; many of which possess substantially greater financial and other resources than we do. For instance, eBay, Amazon, QuiBids, and other penny auction sites have substantially more resources with which to operate.  In addition to online retailers, we also face intense competition from conventional brick-and-mortar retailers such as Best Buy, Home Depot, Macy's, and other retailers that sell consumer products.  Brick-and-mortar retailers may pose a substantial risk to our business by potentially offering lower prices, more convenience and better customer service. Additionally, our larger competitors may be able to devote greater resources to developing, promoting and selling their products and services. We may also face increased competition due to the entry of new competitors. As a result of this competition, we may experience lower sales if our prices are undercut or advanced technology is brought to market, which would likely have an adverse effect on our results of operations and force us to curtail or abandon our current business plan.

Our Results Of Operations May Be Negatively Affected By Sustained Downturns Or Sluggishness In The Economy, Including Reductions In Demand For Retail Goods, All Of Which Are Beyond Our Control.

Sustained downturns in the economy generally affect the markets in which we operate and negatively influence our operations. Declines in demand for consumer products as a result of economic downturns may reduce our potential cash flows, especially if our customers experience a reduction in disposable income or a shift in their spending patterns.

Demand for retail goods can change as a result of a number of microeconomic and macroeconomic factors:

           •           The cost and availability of consumer credit is directly correlated with consumer demand. As interest rates for consumer credit increase, and as credit availability is constrained, demand for retail goods and services declines.

           •           general economic conditions, including downturns in the United States, Canada or other economies that affect consumer buying could negatively affect the demand for our products;  and

           •           federal, state and foreign regulations and legislation, which could increase our cost of doing business, could in turn reduce the demand for our products and cause our ability to generate revenues.

The Long-Term Financial Condition Of Our Businesses Is Dependent On The Continued And Secure Use Of The Internet.

Our business is dependent upon the continued availability of the internet to users in a secure environment.  Should the infrastructure that provides the essential functions necessary for the operation of the internet experience temporary or prolonged failure, our business will not be able to operate. Furthermore, should the security of making online purchases become compromised, consumer confidence in making online transactions could decrease, and as a result, our business operations and financial condition could be adversely affected.

Risks Related to Our Financial Condition

There Is Substantial Uncertainty About Our Ability To Continue As A Going Concern.

In their audit report, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. We have limited revenues and continue to require substantial capital to develop our business. Because our activities have been financed from a small group of private investors, we have a concentration of sources of funding. Failure to receive future capital from our private investors, or to replace that funding with new investment capital, may require us to suspend or cease our activities altogether which could result in the loss of your investment.

We Have Significant Weaknesses In Our System Of Internal Controls That Could Subject Us To Regulatory Scrutiny Or Impair Investor Confidence, Which Could Adversely Affect Our Business.

Section 404 of the Sarbanes-Oxley Act of 2002 requires companies to perform a comprehensive evaluation of their internal controls. In connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we have and may in the future discover "material weaknesses" in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines "significant deficiency" as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

            In the event that a material weakness is identified, we will attempt to adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future. We may not have the financial or other resources to maintain effective internal control.

Future efforts to bring our system of internal controls into compliance with Section 404 and related regulations will likely require the commitment of significant financial and managerial resources. If we fail in that effort, we could be subject to regulatory scrutiny or suffer a loss of investor confidence, which could adversely affect our business.

Risks Related to This Offering

Because There Is No Public Trading Market For Our Common Stock, You May Not Be Able To Resell Your Stock.

We intend to apply to have our common stock quoted on the OTCBB. This process takes some time and the application must be made on our behalf by a market maker. Our stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, we may not be able to find any broker/dealers willing to act as market-makers and make quotations on the OTCBB market.

If our common stock becomes quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCBB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing In Our Company Is Highly Speculative And Could Result In The Entire Loss Of Your Investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing In Our Company May Result In An Immediate Loss Because Buyers Will Pay More For Our Common Stock Than The Pro Rata Portion Of Our Net Tangible Book Value.

We were formed in 2012 and have a fairly limited operating history, therefore, it is difficult to evaluate the reasonableness of the price of the offered shares. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock is $(0.003) as of August 31, 2012, our most recent financial statement date. Assuming 100% of the securities offered in the offering are sold, investors will absorb immediate dilution of $0.003 per share as a result of the offering price.

The arbitrary offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTCBB market.

We May Issue Additional Shares Of Common Stock Or Derivative Securities That Will Dilute The Percentage Ownership Interest Of Our Existing Shareholders And May Dilute The Book Value Per Share Of Our Common Stock And Adversely Affect The Terms On Which The Company May Obtain Additional Capital.

Our authorized capital consists of 100,000,000 shares of common stock. The Board of Directors has the authority, without action by or vote of our shareholders, to issue all or part of the authorized shares of common stock for any corporate purpose, including for the conversion or retirement of debt. We are likely to seek additional equity capital in the future as we develop our business and expand our operations. Any issuance of additional shares of common stock or derivative securities, such as convertible promissory notes, will dilute the percentage ownership interest of our shareholders and may dilute the book value per share of our common stock. Additionally, the exercise or conversion of derivative securities could adversely affect the terms on which the Company can obtain additional capital. Holders of derivative securities are most likely to voluntarily exercise or convert their derivative securities when the exercise or conversion price is less than the market price for the underlying common stock. Holders of derivative securities will have the opportunity to profit from any rise in the market value of our common stock or any increase in our net worth without assuming the risks of ownership of the underlying shares of our common stock. It is possible that, due to additional share issuances, you could lose a substantial amount, or all, of your investment.

Our Board of Directors may attempt to use non-cash consideration to satisfy obligations, which would likely consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

As We Do Not Have An Escrow Or Trust Account With Subscriptions For Investors, If We File For Or Are Forced Into Bankruptcy Protection, Investors Will Lose Their Entire Investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We Do Not Anticipate Paying Dividends In The Foreseeable Future, So There Will Be Less Ways In Which You Can Make A Gain On Any Investment In Us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In The Event That Our Shares Are Traded, They May Trade Under $5.00 Per Share And Thus Will Be A Penny Stock. Trading In Penny Stocks Has Many Restrictions And These Restrictions Could Severely Affect The Price And Liquidity Of Our Shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority ("FINRA") Sales Practice Requirements May Also Limit Your Ability To Buy And Sell Our Common Stock, Which Could Depress The Price Of Our Shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You May Face Significant Restrictions On The Resale Of Your Shares Due To State "Blue Sky" Laws.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this prospectus. We will initially focus our offering in the state of Texas and will rely on exemptions found in the Texas Securities Act. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

We Will Incur Significant Increased Costs As A Result Of Operating As A Fully Reporting Company As Well As In Connection With Section 404 Of The Sarbanes Oxley Act.

We will incur legal, accounting and other expenses in connection with our future status as a fully reporting public company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and rules subsequently implemented by the SEC have imposed various requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and make some activities more time-consuming and costly. The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting. Our testing may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 and our future status as a publicly reporting company will require that we incur substantial accounting, legal and filing expenses and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock, if any, could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If Our Common Stock Is Not Approved For Quotation On The Over-The-Counter Bulletin Board or OTCQB Market, Our Common Stock May Not Be Publicly-Traded, Which Could Make It Difficult To Sell Shares Of Our Common Stock And/Or Cause The Value Of Our Common Stock To Decline In Value.

In order to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) or OTCQB market, which is our current plan, we will need to first have our Registration Statement, of which this prospectus is apart, declared effective by the SEC; then engage a market maker, who will file a Form 15c2-11 with FINRA; and clear FINRA comments to obtain a trading symbol. Assuming we clear SEC comments and assuming we clear FINRA comments, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of our Registration Statement. In the event we are unable to have our Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by FINRA for the OTCBB, we plan to file a 15c2-11 to quote our shares of common stock on the OTC Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB, OTCQB and/or in the event we fail to obtain effectiveness of our Registration Statement, and are not cleared for trading on the OTC Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB, OTCQB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction.  There can be no assurance that future developments actually affecting us will be those anticipated.  These may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. Our offering is being made as a direct public offering, without the involvement of underwriters or broker-dealers.  We will receive up to $100,000 if all of the shares of common stock offered by us at $0.01 per share are purchased.  We cannot guarantee that we will sell any or all of the shares being offered by us.  There is a possibility that we will not sell any shares in this offering and that we may therefore not generate any proceeds as a result of this offering. This is a best efforts offering with no minimum-offering amount.  The table below estimates our use of proceeds, given the varying levels of success of the offering.  We expect that the proceeds will be used primarily towards business development and working capital in an effort to expand our business.

		IF 25% OF SHARES (2,500,000 SHARES) ARE SOLD	IF 50% OF SHARES (5,000,000 SHARES) ARE SOLD	IF 75% OF SHARES (7,500,000 SHARES) ARE SOLD	IF 100% OF SHARES (10,000,000 SHARES) ARE SOLD

GROSS PROCEEDS FROM THIS OFFERING		$25,000	$50,000	$75,000	$100,000
OFFERING EXPENSES
Accounting fees		13,000	13,000	13,000	13,000
Legal fees		9,000	9,000	9,000	9,000
Printing		1,000	1,000	1,000	1,000
Transfer Agent		2,000	2,000	2,000	2,000
TOTAL		25,000	25,000	25,000	25,000

BUSINESS DEVELOPMENT		--	8,000	20,500	33,000
MARKETING		--	8,000	20,500	33,000
ADMINISTRATION EXPENSES		--	9,000	9,000	9,000
TOTALS	*	$25,000	$50,000	$75,000	$100,000

*If 25% of the maximum proposed offering is sold, any business development, marketing and administration expenses will be paid from cash on hand.

We may not generate any proceeds as a result from this offering. However, if we are successful in doing so, we intend to utilize the proceeds from this offering as follows:

Offering Expenses

The accounting, legal, printing (Edgarizing) and Transfer Agent fees are the estimated costs associated with conducting this offering.

Business Development

The use of proceeds for business development activities includes website programming, design, operation, maintenance, servers and other hardware, and other costs associated with the growth and development of the business. For proceeds raised up to 50% of the total offering amount, we would focus on adding new features to our website, as well as increasing its usability and functionality. If we raise more than 50% of the total offering amount, we plan to focus on diversifying our product mix and investing in additional inventory.

Initially, we anticipate our business development activities to focus on creating infrastructure that can support the amount of traffic generated on our website. If the number of users on our website increases rapidly, we may be required to raise more capital to support the growth. It is likely that the estimated capital to fund business development will need to be augmented with additional financing.

Marketing

Our sole officer and director heads up our marketing efforts. Our sales and marketing efforts will be focused in the United States. We intend to use Google Adwords and online banner ads, as well as conventional marketing media such as billboards, television, radio and print, funding permitting. We anticipate a sizable portion of the use of proceeds from this offering to be allocated to marketing our website. In our early stages, we will need to allocate considerable resources to marketing efforts in order to create the critical mass needed to run successful auctions. On average, the greater the number of people participating in an auction, the more profit potential the auction will have to the Company.

There are many competitors in our space and a robust and continuous marketing strategy will be necessary for the Company's long term success. As such, we expect we will need to raise additional capital to finance marketing efforts. Since the duration of our business operations has been limited, we are still test marketing various media types to ascertain which ones provide the greatest return on investment. However, it is our belief that television commercials and online pay-per-click and banner advertisements will provide the greatest benefit per dollar spent. Because of this, we plan to initially focus all of our marketing efforts on these two areas regardless of the total amount raised in the offering. We plan to engage other marketing media upon the receipt of additional financing.

Administration

Administration expenses include costs associated with activities to obtain additional financing as discussed in the “Plan of Operations” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section elsewhere in this prospectus. Administration expenses also include the legal, accounting and Edgarizing expenses associated with the continuing disclosure and filing requirements as required by the SEC. The SEC disclosure requirements are our highest priority.

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We believe that the maximum proceeds from this offering (i.e., $100,000) in addition to our cash on hand will satisfy our basic, subsistence level, cash requirements for up to approximately 6 months, including legal and accounting costs associated with this offering, incidental expenses, and the cost of implementing the investigative aspects of our business plan including identifying and securing additional sources of financing, employees/consultants, suppliers, and customers. If we are unable to raise additional monies, we only have enough capital to sustain limited business operations. The expenses of this offering are estimated to be $25,000 and include the preparation of this prospectus, the filing of this registration statement, legal, accounting, and transfer agent fees. Moving forward, in the event we fail to raise any funds in this offering, we will not be able to expand our operations as planned and will be required to raise additional funds to support our operations, which may be undertaken through the sale of common stock or the issuance of notes payable or other debt arrangements, which may not be available on favorable terms, if at all. As of August 31, 2012, we had $7,853 cash on hand.

Our budgetary allocations may vary however, depending upon the percentage of proceeds that we obtain from the offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short term rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.

Even if we are able to sell all of the securities being offered in this prospectus, we will still require approximately $800,000 (this includes the anticipated $100,000 we hope to raise through the sale of securities in this offering) to meet our development milestones over the next 24 months. Please review our disclosure titled "Plan of Operations" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" elsewhere in this prospectus. Please note that there can be no assurance that we will be able to raise such funds.

Continuous Disclosure Obligations

Separate from the proceeds of this offering, we estimate that auditing, legal, printing (Edgarizing) and transfer agent expenses (i.e., costs associated with continuous disclosure obligations of the SEC reporting requirements (e.g., quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K)) will total approximately $20,000 to $25,000 per year.  We anticipate paying these expenses out of our cash on hand and revenues generated through the sale of our products, and not through proceeds from the offering.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined by our management. In determining the initial public offering price of the shares we considered several factors including the following:

•	our status of business development;
•	our new business structure and operations as well as lack of a significant client base;

•	prevailing market conditions, including the history and prospects for our industry;
•	our future prospects and the experience of our management; and

•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

We intend to sell 10,000,000 shares of our common stock at a price of $0.01 per share.  The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share.  The table assumes all 10,000,000 shares of common stock will be sold.

	Shares Issued		Total Consideration
	Number of Shares	Percent	Amount	Percent	Price Per Share

John Arnold (1)	7,500,000	25.0%	$750	0.7%	$0.0001

Clark Rohde (2)	12,500,000	41.7%	$12,500	11.0%	$0.001

Purchasers of Shares	10,000,000	33.3%	$100,000	88.3%	$0.01

Total	30,000,000	100%	$113,250	100%

(1)	Issued on April 17, 2012 for services rendered in connection with our formation.
(2)	Issued for cash on April 17, 2012.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 75%, 50% and 25% of the offered shares are sold.  Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding. The increase in net tangible book value per share attributable to cash payments made by new investors is net of the $25,000 in offering expenses. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold

Offering Price	$0.010 per share	$0.010 per share	$0.010 per share	$0.010 per share

Net tangible book value at 08/31/12	$(0.004) per share	$(0.004) per share	$(0.004) per share	$(0.004) per share

Net tangible book value after giving effect to the offering	$0.000 per share	$(0.001) per share	$(0.002) per share	$(0.004) per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.004 per share	$0.003 per share	$0.002 per share	$0.000 per share
Dilution to new investors as a result of the offering price	$0.010 per share	$0.011 per share	$0.012 per share	$0.014 per share

THE OFFERING

We are registering 10,000,000 shares of our common stock for offer and sale at $0.01 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listed on the OTCBB subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with FINRA before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only to the extent that there is interest by broker-dealers in acting as a market maker in our stock. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTCBB. We may consider pursuing a quotation on the OTCBB after this registration becomes effective and we have completed our offering.

The price per share will remain at $0.01 even if we obtain a listing on any exchange or are quoted on the OTCBB, the offering price of $0.01 will not change for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We have 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

We are offering the shares on a "self-underwritten" basis directly through John Arnold, our sole officer and Director, named herein. Mr. Arnold will be selling the shares on a "best-efforts" basis, which means that there is no guarantee that the aggregate offering amount of shares will be sold. Furthermore, the Company may not receive any proceeds from the offering as a result of its efforts.  Mr. Arnold will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities. In connection with the Company’s selling efforts in the offering, Mr. Arnold will not register as a broker-dealer pursuant to Section 15 of the Exchange Act of 1934, as amended (the “Exchange Act”), but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Arnold is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Arnold will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Arnold is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Arnold will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Arnold will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share, and sold on a best-efforts basis. There is no guarantee that the Company will receive any proceeds as a result of the efforts of this offering.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states, only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) that we expect to be $25,000.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, and (ii) the date on which all 10,000,000 shares registered hereunder have been sold; provided, however, that we may, at our discretion, extend the offering for an additional 90 days. In the event that we extend the offering an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

We anticipate that we will be initially offering our securities in the State of Texas. Once this Registration Statement is effective, and if Mr. Arnold believes that there is sufficient interest in our Company to offer our securities in the state of Texas, we plan to register with the state of Texas under 'blue sky' laws. However, we have not yet applied for 'blue sky' registration in the state of Texas, or any other state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in Texas or any other state in the US. For further discussion regarding 'blue sky' registration please see 'Risk Factors' elsewhere in this prospectus.

Our officer, Director, control persons and affiliates do not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

We will not use public solicitation or general advertising in connection with the offering. The shares will be offered at a fixed price of $0.01 per share for the duration of the offering.

This is a direct participation offering since we, and not an underwriter, are offering the stock. We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

•	execute and deliver a subscription agreement; and
•	deliver a check or certified funds to us for acceptance or rejection to the following address: GankIt Corporation 5201 Memorial Drive, Suite 1115 Houston, TX 77007

All checks for subscriptions must be made payable to “GankIt Corporation”. No subscription may be executed nor funds delivered prior to effectiveness of the registration statement.  The Company will not accept unsolicited subscriptions.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES
COMMON STOCK

Our authorized number of shares common stock is one hundred million (100,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws and our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our Directors. After this offering is completed, assuming it is fully subscribed, the present stockholders will own approximately 67% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

LBB & Associates Ltd., LLP, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report.  LBB & Associates Ltd., LLP has presented its report with respect to our audited financial statements.

The McGeary Law Firm, P.C., Bedford, Texas, has passed upon certain legal matters in connection with the fully-paid and non-assessable status of shares of common stock offered hereby.

BUSINESS DESCRIPTION

OVERVIEW

GankIt Corporation ("GIC") was incorporated in the state of Nevada on March 8, 2012, with a fiscal year end of May 31. We are an e-commerce business focused on selling a diverse set of products through our website that can either be won through a bidding process or purchased at a discount to the suggested retail price. On March 30, 2012 the Company purchased the web site domain and content, trademarks, and all intellectual property related to GankIt.com from John Arnold for $20,000. Mr. Arnold serves as the sole officer and director of GIC. On May 4, 2012, we launched our website, Gankit.com, and began accepting payments.  The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

We intend to develop a robust e-commerce website that will offer a wide selection of retail products such as electronics, appliances, furniture, home furnishings, equipment and tools, toys, gift cards, automobiles and more. However, as our business in its early stages of development, we intend to initially focus on selling products with an average price point under $500. Over the next six months, we will likely focus on selling consumer electronics such as televisions, music players, video players, computers, tablet computers, cameras, phones, and various accessories which we purchase from other retailers such as Amazon.com. Provided that our business obtains additional financing, we intend to diversify our product mix to add other products.

Our business model is different from conventional retail websites in that we offer our users the opportunity to either bid-to-win a product or purchase a product immediately. All of our products can be obtained either by winning a bidding auction or purchasing the product for the "GankIt price” (as described below). When users visit our website, they have the option to sign up for a free membership. Users must become a member before purchasing bids or "ganking" an item. Members may only participate in the bidding process of an auction if they have purchased bids. Members are not required however to purchase bids in order to "gank" an item. Once they have joined, members may immediately purchase an item for the "GankIt Price" if that item is available. If they are interested in bidding to win products, they can purchase bundles of bids for a fixed cost. Our bids presently sell for $0.55 per bid, and the minimum purchase is $22 or 40 bids.  The bids are valid for up to six months from the date of purchase, after which they expire and are not able to be used in auctions.  However, if users simply want to purchase a product, they can click on the GankIt button, and proceed to checkout without buying bids.  We generate revenues both from users’ purchase of “bids” and the purchase price of the auction, as described below in greater detail.

When we begin an auction for a product, the bidding starts at one penny, and the GankIt Price starts at the suggested retail price. Each user has the opportunity to place a bid to buy the product for the auction price. The auction price starts at one penny and increases by one penny for each new bid that is placed into the auction. Auction timers typically start counting down from one to seven days. With each new bid that is placed, additional time is added to the auction timer. Single bids add 15 seconds to the auction timer. When less than 15 seconds remain on the auction timer, a single bid placed resets the auction timer to 15 seconds. When multiple auto-bidders are engaged with less than 10 seconds on the auction timer, a "Butler Brawl" resets the auction timer to 30 seconds. When time expires in the auction, the last bidder to place a bid for the product is the winner of the auction and can buy the product for the auction price. At that point, the auction is closed.

During the course of an auction, members may elect to use a "Bid Butler" to bid on their behalf. There are no charges to use the "Bid Butler" and no limit to the number of times a member can use the "Bid Butler", however members may not use more than one "Bid Butler" per auction. Further, members must specify a minimum and maximum price from which the "Bid Butler" may place bids. For instance, if they've specified that the minimum price is $0.05 and the maximum price is $1.00 and the auction price reaches $1.01, the "Bid Butler" will not place any more bids and will be automatically removed by our system. Individual "Bid Butlers" are also limited by the maximum bids allowed per auction. For instance, an item that has a value of $25 may have a maximum of 10 bids allowed per butler. In this scenario, the user has the option to create a "Bid Butler" that can place between 1 and 10 bids. After reaching a total of 10 bids, the user will not be able to use the "Bid Butler" service for the remainder of that auction.

The bid butler also ensures the user's bid will be placed if the auction timer gets below 10 seconds and the user is not the high bidder. The system randomly chooses a time between 1 and 10 seconds to place the bid. When multiple users have created bid butlers a "Butler Brawl" may ensue. During a Butler Brawl, the system engages two or more bid butlers into a brawl and stacks their remaining butler bids against one another. The user who has the most bids is the winner of the brawl, and the other participants in the brawl automatically use all of their remaining butler bids. The number of bids used by the winner is equal to the number of bids placed by the participant with the second largest number of butler bids

In addition, while an auction is open, for each new bid that is placed, the suggested retail price of the product decreases by a specified decrement. Our GankIt decrement is presently $0.10. This new discounted price is referred to as the "GankIt Price", or the price for which you can buy the product immediately. At any time throughout the course of the auction, any user may purchase the product for the GankIt Price by clicking on the “GankIt” button. When this occurs, the auction remains open and the “GankIt Price” reverts back to the original suggested retail price. As new bids are placed, the “GankIt Price” then begins to decrease once more until either someone else clicks on the GankIt button (at which time the process starts over again) or the auction ends.

During the course of an auction, members compete to "win" an item (i.e., to be the last bidder when the auction closes and be provided the right to purchase the item auctioned for the final bid price). "Winning an item" means the member is able to purchase the item won at the final bid price, usually a steep discount to the retail price. Each auction competition is for one item only so there is only one “winner” of each auction. However, while bids are being placed on the auctioned item, we also offer additional identical items, as are being offered in the auction for sale, at a specified price which we call the “GankIt Price.” These items are separate from the item being auctioned and do not affect the auction process, however bidding which occurs during the auction does affect the “GankIt Price.” With each bid placed, the GankIt Price (which usually begins at the retail price of the product) decreases by $0.10. Once an item is "ganked" by a user (i.e., once a user decides to purchase the item at the then “GankIt Price”), the “GankIt Price” resets to the original retail price and a new item is offered for sale at the “GankIt Price.” An auction may result in many "ganks", while ultimately only one item will be “won” by an user at the end of the auction.

In order to understand how we generate revenues, please consider the following example. If an auction for an Apple iPad sells for $20.01, a total of 2,000 bids will have been placed on that auction each with a value of $0.55 (2,000 x $0.01 + the initial $0.01 opening bid equals $20.01). From the auction alone we would collect $1,100 from bids used ($0.55 per bid purchased x 2,000), $20.01 from the purchase of the auction and $6.00 for shipping, or $1,126.01 in aggregate.  Assuming the Apple iPad had a cost to us of $500 and a $6 shipping cost, we would generate net revenue of approximately $620.01 from the sale of that one auction product (which net revenue is decreased by GankIt sales as described below). Additionally, during the course of the auction the GankIt Price decreases with each bid until someone "ganks" the item.  In the example above, assuming no one has previously “ganked” the Apple iPad, the price would have decreased from $500 to $300 (2,000 x $0.10 per bid decrease in the GankIt price).  Although we are selling the same product we are auctioning with a GankIt sale, the ganked item is separate from the auctioned item above and treated as a separate purchase. Assuming someone purchases the Apple iPad at the $300 GankIt price, we realize $300 from the GankIt purchase and an additional $6.00 for shipping.  Therefore, the total net revenue generated from the example above of the one auction and one GankIt sale (note that there can be more than one GankIt sale over the course of an auction because the GankIt price resets to the retail price whenever an item is “ganked”) would be $1,126.01 (as described above in connection with the auction), plus $306 minus an additional $500 for the Apple iPad sold through the GankIt process minus $6 for shipping the second Apple iPad sold equals $926.01. While we currently purchase the products that we offer for auction and sale at full retail value, our products are almost always sold at a discount to retail value. As such, we generate the majority of our revenues through users’ purchases of bids and not directly through the sale of products.

We expect our business plan to require at least three years of development before we have fully diversified product lines.  Until that time, and as we are developing business segments, we will have concentrations in certain areas.  For instance, as of the date of this offering, many of our auctions focus on the sale of electronics.

We believe that at the current level of development GIC can only justify a limited offering.  We believe that with the funds raised through this offering we will be able to sufficiently advance our business to attract additional financing at terms that are substantially more favorable than those available at this time. We need to raise an additional $800,000 (including the proposed $100,000 we intend to raise through this offering) to implement our business plan over the next 24 months.  The funds raised in this offering, even assuming we sell all the shares offered, will be insufficient to fully implement our sales and marketing efforts. Moving forward, in the event we fail to raise any funds in this offering, we will not be able to expand our operations as planned and will be required to raise additional funds to support our operations, which may be undertaken through the sale of common stock or the issuance of notes payable or other debt arrangements, which may not be available on favorable terms, if at all.

Our Business Model and Website

GankIt.com uses "crowd sourcing", or the power of a collective group, to accomplish a common goal. In our case, the goal is to lower prices for users using an auctioning system where our members compete to win products. Registration for new users on the website is simple. To become a member, potential users need only to provide a user name, password, first name, last name, and an email address. Billing information is not collected from registered users until a financial transaction occurs.

Consumers can benefit from lower prices one of two ways. They can either out-bid other members and have the opportunity to purchase a product at a discount, or they can purchase the product immediately using our “GankIt Price” feature. Of course, there is risk involved in participating in the auction and not winning. However, there is also a large reward for the member(s) that do win. For members that don't want to take the risk of potentially losing money in an auction, our business model has something for them as well. With the “GankIt Price” feature, members have an opportunity to purchase products at a discount with no risk associated with bidding. When the price is lowered to an acceptable level, any member can simply click the GankIt button and proceed to checkout.

Our website also has a section called Last Call. These are items that carry a discounted purchase price. At the end of every auction, if the “GankIt Price” is lower than the suggested retail price and the product has not been purchased (which we call being “Ganked”), the item will be available for purchase in Last Call at the “GankIt Price” for up to 30 days. Each offer in Last Call is for a single product at a specified price. Although we typically run multiple auctions on certain products, we do not make general offers to sell multiple products at a set price. Therefore, if a member has purchased the product from Last Call, that offer is no longer available to other members. If a product is not purchased from Last Call within 30 days, the product will be removed from Last Call. As described below, we do not currently purchase products until they are sold, so even if a product is not sold after being placed in Last Call, it does not adversely affect our inventory.

The Company uses CC Bill, a third party payment processor, to accept electronic payments from our customers when they purchase products on our website. Our agreement with CC Bill provides that they charge us an 8.95% processing fee on all transactions. They also hold 95% of our net cash processed through their services for nine business days, and 5% of our cash processed through their services for six months to defray the risk of potential voided transactions or charge backs. When the respective holding periods have been fulfilled, CC Bill sends us a wire to our business checking account. Currently, all of our revenue is processed through CC Bill.

OUR PRODUCTS

We operate an e-commerce website that sells consumer products such as electronics, appliances, apparel, home furnishings, equipment, toys, gift cards, and more. We plan to initially focus on electronics and believe this to be beneficial for several reasons. First, electronics are unisex products and can appeal to both men and women. Second, we believe that consumers are generally comfortable purchasing electronics over the internet because they are fungible, commoditized products and feel confident that they will receive exactly what they ordered. Third, electronics typically carry favorable profit margins for retailers.

We currently offer products that are sold and delivered via drop-shipping. Drop-shipping is the retailing practice of sending items from a manufacturer or wholesaler directly to a consumer. Drop-shipping provides several benefits to our business. First, it allows us to offer a wider variety of products. Second, we incur fewer costs of warehousing, shipping and handling. Finally, by using drop shipping, we do not have to purchase large amounts of inventory, which requires placing sizable strain on cash flow and carries risk of unsold product resulting in losses.

We currently buy the majority of our products from Amazon.com after they have been purchased on our website. At this time, we purchase most of our products at retail price directly from Amazon.com’s website and through the purchase process have Amazon.com drop-ship (i.e., directly ship without first sending the product to us) the items to our customers at the addresses they provide. Our just-in-time procurement and drop-shipping model allows us to conserve cash that we would otherwise use for inventory, warehousing, and shipping as all of the warehousing, shipping and handling services are undertaken by and absorbed by Amazon.com. Although our cost of goods sold is higher as a result of this, we hope to gain purchasing power if and when our transaction volume increases. Should this occur, we plan to negotiate procurement agreements directly with product manufacturers and wholesalers.

At this time, we do not have an agreement with Amazon.com or any other supplier that guarantees that we can buy products from them at reasonable prices, or at all, or that such products will be timely shipped to users. Therefore, we cannot be ensured that Amazon.com will continue to sell its products to us or that we will be able to fulfill purchases that our customers make on our website through Amazon.com. In the event that we or Amazon.com are unable to fill an order for a customer, we would be forced to refund the purchase price to such user. In the event we were forced to refund a purchase it could result in a loss of consumer confidence and drive our customers to seek other alternatives. Therefore, we may seek to establish supplier contracts, purchase and store our own inventory in the future.  We currently hope to be in a position to purchase, store and ship our products to users directly by the end of May 2013, funding permitting, of which there can be no assurance.

In addition to drop-shipping, moving forward, we plan to buy items that have favorable profit margins, and that are not too bulky or heavy in order to reduce shipping and handling costs. We anticipate purchasing new products that consumers will have the most interest in buying. We do not plan to sell technically obsolete or second-hand goods. All of the goods that we plan to sell will be delivered in their original packaging from the manufacturer, and we expect that most will also be furnished with warranties.

We plan to establish a balance between purchasing and warehousing our inventory, and using drop-shipping to market and sell products directly from manufacturers. In this way, we anticipate receiving the benefits of each while mitigating disadvantageous attributes. With an ideal combination of conventional retailing and drop-shipping, we believe we will be able to realize favorable profit margins while conserving cash flow and hedging against inventory losses from products that have slow or no turnover.

OUR OPERATIONS

Our corporate offices are located at 5201 Memorial Drive, Suite 1115, Houston, TX 77007. We plan to store a small portion of our inventory at our corporate offices and outsource primary warehousing, fulfillment, and logistics to a third party provider or use drop-shipping as described above. We anticipate the average sales price of our initial products to be less than $500. We do not currently have any agreements in place with customers or suppliers providing assurances that they will purchase or sell products with us, respectively. There can be no guarantee that we will be able to secure such agreements or that we will be able to do so on terms favorable to us.

We have conducted early stage operations to date and anticipate expanding our business using the proceeds from this offering. We will not have the necessary capital to implement our complete business plan until we are able to secure adequate financing. We anticipate that we will require total financing of $800,000; $700,000 of which we will be seeking to raise subsequent to this $100,000 offering, in order to execute our business plan over a 24 month period. There can be no assurance that such financing will be available or available on suitable terms. Please see "Risk Factors" elsewhere in this prospectus for a full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have limited operations and revenues and have been issued a going concern opinion from our auditors. We have limited liquidity and capital resources and will likely rely upon future equity and debt transactions to fund our operations and growth plans.

Business Plan Implementation Schedule

We have generated revenues and cash flow from our operations; however we will be unable to establish the remainder of our business plan until we are able to secure total financing of approximately $800,000 (including this $100,000 capital raise). There can be no assurance that sufficient financing will be available or available on suitable terms. We have not established a schedule for the completion of specific tasks or milestones contained in our business plan. With the exception of the costs associated with this offering (which we estimate will total approximately $25,000), virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent and progressive over a 24 month period. We anticipate that we will require a total of $800,000 in order to begin to grow our business into a robust e-commerce website within a 24 month period.

BUSINESS STRATEGY

Our strategy is to market our website and grow our customer base while continuing to diversify into additional product lines to be sold on our website. Although the implementation of new products is dependent upon available funding, prevailing market conditions and specific business opportunities, our ultimate goal remains consistent in the creation of a robust e-commerce website that offers diversified products to our customers at a discount to suggested retail prices.

Our business model is dependent on creating a critical mass of users in order for our auction and GankIt functions to operate effectively. In order to do this, we intend to grow our business by focusing on intensive marketing and advertising efforts. If this offering is fully subscribed we intend to spend $33,000 on our marketing efforts. However, if we only partially subscribe this offering or receive no proceeds from this offering, we will not have the financial resources to implement our planned marketing and advertising efforts.  If this occurs, we will be forced to delay, curtail or abandon our marketing and advertising plans.

In addition, we plan to increase the selection of our products as our number of users increases. We believe that this will encourage users to return to our website and participate in auctions and purchase additional products. By increasing the number and type of products we offer, we expect to achieve certain economies of scale and purchasing power with future suppliers. If our purchase orders become large enough, we will have a greater ability to negotiate with vendors to receive more favorable pricing and terms on our purchases.  In doing so, we hope to reduce the cost and/or increase our profit margins on our products to the end consumer.

We anticipate our website to be capable of selling hundreds of different types of products within three years from the date of this offering, funding permitting. However, there is also no guarantee that we will ever be able to effectively execute our business plan of growing our e-commerce website. Therefore, potential investors should study our prospects carefully and understand that there is a high degree of risk associated with this investment.

SALES and MARKETING STRATEGY

We are currently running advertisements on local television networks (i.e., in Houston, Texas), with plans to expand into cable, satellite and other television media. Although our sales and marketing efforts are presently focused on television advertisements, we plan to augment our advertising campaigns with internet advertising.  We believe that internet advertising campaigns will be effective because people that view our ads, and have an interest in visiting our website, can immediately do so with one click of their computer mouse.

We anticipate using internet advertising such as contextual ads on search engine results pages, banner ads, social networking advertising, blogs and e-mail marketing to generate market awareness and increase our customer base. Should our brand become more established over time, we would consider using other conventional advertising media to augment our internet advertising campaigns. We also intend to advertise in industry trade journals and at industry events.

Another part of our marketing strategy is to consistently provide high quality products on our website. Offering fresh new products provides more reasons for our customer base to return to the site.

We intend to market and sell products only through our website. Our web address is www.GankIt.com. Our website is an e-commerce website, and has been optimized to handle high volumes of traffic. However, we expect that we will be continuously upgrading the website to provide the most user-friendly and efficient interface possible. We also plan to consistently offer new, high-quality products which we expect will increase member activity and customer retention.

CHARACTERISTICS AND MAKE UP OF TARGET MARKET

Our initial target market area is the United States, and all of our sales and marketing efforts will be directed toward potential customers living in the United States. However, because the internet provides people from any country with the ability to purchase our products, our total market area includes the entire world. Nevertheless, due to shipping cost constraints, we expect that most of our business will occur in the United States and Canada.

BRAND RECOGNITION AND CHARACTERISTICS

E-commerce websites are characterized by many participants that offer very similar products. Most e-commerce websites focus on heavy marketing, brand recognition and quality service for differentiation. However, despite these efforts, the industry remains highly commoditized. Therefore, our strategy is to offer a buying experience that is unique to e-commerce websites. We believe that the combination of the auction and GankIt methods for buying our products will be a compelling feature of our business. By combining this unique customer interface with our marketing efforts, we believe that we can build a loyal customer base that returns to our website on a regular basis to participate in auctions and purchase GankIt products at discounts.

COMPETITION

The competition for all retail business as well as e-commerce business is intense. While our most direct competition results from other e-commerce websites, we also compete with conventional brick-and-mortar retail businesses, as well as companies that sell consumer products through catalogues.  Although we operate in a niche market with some esoteric components, many of our competitors have substantially more financial and operational resources than us. For instance, eBay, Amazon, QuiBids, and other penny auction sites have substantially more resources with which to operate.  In addition to online retailers, we also face intense competition from conventional brick-and-mortar retailers such as Best Buy, Home Depot, Macy's, and other retailers that sell consumer products.  Brick-and-mortar retailers may pose a substantial risk to our business by potentially offering lower prices, more convenience and better customer service.

We are competing against other e-commerce retailers and conventional retailers from a position of extreme disadvantage due to capital constraints, lack of operating history, limited brand recognition, very few barriers to entry for new participants, lack of contracts with suppliers, and limited operational and tangible assets with which to compete. The primary methods of competition in our industry include pricing tactics, offering quality products, building brand name recognition through effective sales and marketing campaigns, and establishing customer loyalty by providing superior customer service.

A list of some of the major e-commerce companies include:

•	TigerDirect.com;
•	Buy.com;
•	Overstock.com;
•	Sears.com;
•	RadioShack.com;
•	Walmart.com; and
•	Target.com.

A list of some of the primary penny auction websites include:

•	QuiBids.com;
•	Beezid.com;
•	Bidcactus.com;
•	SkoreIt.com;
•	Ziinga.com; and
•	Arrowoutlet.com.

In addition to the above, there are a multitude of other companies which we will compete with.

EMPLOYEES and EMPLOYMENT AGREEMENT

As of the date of this offering, we have no employees other than Mr. Arnold, our sole officer and Director, provided that our largest shareholder, Clark Rohde, provides consulting services to us from time to time pursuant to a verbal agreement between the parties, which we pay Mr. Rohde $980 every two weeks in connection with. Mr. Arnold works on our business approximately 40 hours per week.  On April 1, 2012 we signed an employment agreement with Mr. Arnold to serve as our President and Chief Executive Officer, which provides him with compensation of $7,000 per month, beginning when our registration statement, which this prospectus is a part of, becomes effective with the SEC or when we achieve a gross profit of $25,000 per month, whichever is earliest (each a “Compensation Trigger Date”).  No amount of consideration is accrued until such time as a Compensation Trigger Date occurs.  The employment agreement also provided for Mr. Arnold to be issued 7.5 million shares of common stock in consideration for services provided to the Company, which shares were issued on April 17, 2012.  The agreement continues in effect until either party provides the other of written notice of their intent to terminate the arrangement.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

In the early stages of our business, we intend to hire independent consultants to assist in its development and execution.

GOVERNMENT REGULATIONS

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes, sales taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

On March 30, 2012, the Company purchased the web site domains GankIt.com and GanksterLoot.com (which currently forwards to GankIt.com), web content, trademarks, client lists, and all intellectual property related to GankIt.com from John Arnold for $20,000. Under this agreement, the Company purchased the rights to certain trademarks including "GankIt", "Gankster", "Butler Brawl", and "Gankanomics", of which only “Butler Brawl” is currently effective with the United States Patent and Trademark Office (Serial Number 8509645) as the other trademarks have been abandoned to date. The “Butler Brawl” federal trademark has a term expiring on March 29, 2021, provided that we can renew the mark indefinitely as long we continue to use the trademark. We are currently in the process of re-registering the abandoned trademarks “Gankit,” “Gankster,” and “Gankonomics.”

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

•	Exemptions for “emerging growth companies” from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

•
Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934, as amended;

•	Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

•	Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

•
Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an “emerging growth company” after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934, as amended.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act of 1933, as amended, will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years (provided that “smaller reporting companies” such as the Company are only required to provide two years of financial statements);

(ii)
selected financial data required for only the fiscal years that were audited (provided that “smaller reporting companies” such as the Company are not required to provide selected financial data as required by Item 301 of Regulation S-K); and

(iii)	executive compensation only needs to be presented in the limited format now required for “smaller reporting companies”.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the Securities Exchange Act of 1934, as amended, to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of  research reports on the “emerging growth company’s” IPOs.

Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act of 1933, as amended, on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act of 1933, as amended, registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Research and Development

We do not currently have any research activities in progress. We anticipate developing our e-commerce site to host a larger number of auctions over time, and to provide infrastructure to support potential spikes in website traffic. We expect to handle most of the programming work in-house. However, should the website grow rapidly, we may hire additional employees or contractors to provide technical support to the website. We may also have a need to purchase additional hardware to support future growth.

Reports to Security Holders

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

We maintain our business office at 5201 Memorial Drive, Suite 1115, Houston, Texas 77007. Our telephone number is 713-510-3559.  On June 22, 2012, we entered into a lease agreement for our business office with Bayou on the Bend.  The material terms of the lease agreement are as follows:

1)	The agreement with Bayou on the Bend commenced on June 22, 2012, and continues thereafter on a month-to-month basis.

2)	Monthly rent of $535 is due in advance on the first day of each month.

3)
Bayou on the Bend will provide customary utilities to us including, electricity, air conditioning and heating, hot and cold water, janitorial services, and lighting in common areas. We are responsible for payment of other services not provided by Bayou on the Bend.

4)	The lease may be terminated at any time by either party with 30 days written notice.

5)	We agreed to indemnify, defend and hold harmless Bayou on the Bend from any loss, attorney's fees, court and other costs, or claims arising out of use of the premises.

FINANCIAL STATEMENTS
GANKIT CORP.

CONTENTS

Page

Unaudited Interim Financial Statements

Balance Sheet as of August 31, 2012 (Unaudited) and May 31, 2012	F-2

Statements of Operations for the three months ended August 31, 2012 and for the period from March 8, 2012 (Inception) through August 31, 2012 (Unaudited)	F-3

Statements of Changes in Stockholders’ Deficit for the period from March 8, 2012 (Inception) through August 31, 2012 (Unaudited)	F-4

Statements of Cash Flows for the three months ended August 31, 2012 and for the period from March 8, 2012 (Inception) through August 31, 2012 (Unaudited)	F-5

NOTES TO FINANCIAL STATEMENTS (Unaudited)	F-6

GANKIT CORPORATION
(A Development Stage Company)
BALANCE SHEETS

ASSETS

	August 31, 2012	May 31, 2012
	(Unaudited)

CURRENT ASSETS
Cash and Cash Equivalents	$7,853	$14,274
Restricted Cash	2,321	7,067
Prepaid and Other Current Assets	595	626
Total Current Assets	10,769	21,967

LONG TERM ASSETS
Intangible Assets, net	18,333	20,000
Total Long Term Assets	18,333	20,000

TOTAL ASSETS	$29,102	$41,967

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$15,875	$4,754
Bid Deposits	2,307	2,793
Shareholder Advances	25,000	-
Notes Payable	50,000	50,000
Total Current Liabilities	93,182	57,547

TOTAL LIABILITIES	93,182	57,547

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 20,000,000 shares issued and outstanding	2,000	2,000
Additional Paid In Capital	11,250	11,250
Deficit accumulated during the development stage	(77,330)	(28,830)

TOTAL STOCKHOLDERS' DEFICIT	(64,080)	(15,580)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$29,102	$41,967

The accompanying notes are an integral part of these financial statements.

GANKIT CORPORATION
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

		For the Period from
	For the Three Months	March 8, 2012 (Inception)
	Ended August 31, 2012	through August 31, 2012

REVENUES
Revenue	$13,019	$22,001

COST OF REVENUES
Processing Fees	2,220	3,129
Products	24,569	38,538
Total Cost of Revenues	(26,789)	(41,667)

GROSS LOSS	(13,770)	(19,666)

OPERATING EXPENSES
Selling, General and Administrative	31,187	53,081
Depreciation and Amortization	1,667	1,667
Total Operating Expenses	(32,854)	(54,748)

OPERATING LOSS	(46,624)	(74,414)

OTHER EXPENSES
Interest expense	1,876	2,916
Total Other Expenses	(1,876)	(2,916)

NET LOSS	$(48,500)	$(77,330)

NET LOSS PER SHARE:

Common Stock:
Basic and Diluted Net Loss Per Share	$(0.00)

Denominator for Basic and Diluted Net Loss Per Share
Weighted Average Number of
Common Shares Outstanding	20,000,000

The accompanying notes are an integral part of these financial statements.

GANKIT CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT
				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit
BALANCE -- March 8, 2012 (Inception)	-	$-	$-	$-	$-
Issuance of Common Stock for Services	7,500,000	750	-	-	750
Sale of Common Stock for cash at $0.001 per share	12,500,000	1,250	11,250	-	12,500
Net Loss	-	-	-	(28,830)	(28,830)

BALANCE -- May 31, 2012	20,000,000	2,000	11,250	(28,830)	(15,580)

Net Loss (Unaudited)	-	-	-	(48,500)	(48,500)

BALANCE -- August 31, 2012 (Unaudited)	20,000,000	$2,000	$11,250	$(77,330)	$(64,080)

The accompanying notes are an integral part of these financial statements.

GANKIT CORPORATION
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

		For the Period from
	For the Three Months	March 8, 2012 (Inception)
	Ended August 31, 2012	through August 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	$(48,500)	$(77,330)
Stock Based Compensation	-	750
Adjustments to Reconcile Net Income to
Net Cash Used in Operating Activities
Depreciation and Amortization	1,667	1,667
Prepaid and Other Current Assets	31	(595)
Accounts Payable and Accrued Expenses	11,121	15,875
Bid Deposits	(486)	2,307

NET CASH USED IN OPERATING ACTIVITIES	(36,167)	(57,326)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Intangible Assets	-	(20,000)
Restricted Cash	4,746	(2,321)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	4,746	(22,321)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of Common Stock	-	12,500
Proceeds from Notes Payable	-	75,000
Proceeds from Shareholder Advances	25,000	25,000
Payments to Note Payable	-	(25,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	25,000	87,500

NET CHANGE IN CASH AND CASH EQUIVALENTS	(6,421)	7,853

CASH and Cash Equivalents, Beginning of Period	14,274	-

CASH, and Cash Equivalents, End of Period	$7,853	$7,853

Supplemental Cash Flow Information
Cash paid on interest expenses	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

GANKIT CORPORATION
(A Development Stage Company) Notes to Financial Statements (Unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of GankIt Corporation (“GankIt” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Registration Statement filed with the SEC on Form S-1.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein.  The results of operations for our interim period are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2012, as reported in the Form S-1 of the Company, have been omitted.

General

GankIt Corporation (“GIC” or the “Company”) was incorporated in Nevada on March 8, 2012.  The Company launched its e-commerce website in May of 2012 and currently has over 5,000 members. GIC sells a multitude of consumer products including electronics, appliances, clothing, accessories, sporting goods, gift cards and more. The Company procures most of its products from Amazon.com, and dropships the items directly from Amazon.com to the customer. The Company's corporate headquarters are located in Houston, Texas and its fiscal year-end is May 31.

The Company's website Gankit.com provides a forum where participants can either bid-to-win products or "Gank" them at a discount to suggested retail prices. When people visit the website they have the opportunity to purchase bids for $0.55 each that can be used in auctions. Each auction starts at $0.01 and increases by one penny each time a bid is placed. The last person to bid on an item is the winner and has the ability to purchase the product for the final auction price.

During an auction, the Company simultaneously offers a "bottomless shelf" of the same product that is being auctioned through its GankIt feature. Each product starts at a suggested retail price which decreases by $0.10 for each bid that is placed during the auction. At any time while an auction is in progress, participants may Gank a product at a discount to the suggested retail price by clicking the Gank button.

NOTE 2 – GOING CONCERN

The Company sustained a loss of approximately $48,500 for the three months ended August 31, 2012 and $77,330 for the period from March 8, 2012 to August 31, 2012. As a result, the Company does not have the resources at this time to repay its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business.

These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements.  In order to finance these expenditures, the Company has raised capital in the form of debt, which will have to be repaid, as discussed in detail below. The Company has depended on loans from private investors for much of its operating capital.  The Company will need to raise capital in the next twelve months in order to remain in business.

Management anticipates that significant dilution will occur as the result of any future sales of the Company’s common stock and this will reduce the value of its outstanding shares. The Company cannot project the future level of dilution that will be experienced by investors as a result of its future financings, but it will significantly affect the value of its shares.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 – NOTES PAYABLE

On April 11, 2012, GIC signed a promissory note with Hillsmere S.A. in the amount of $50,000. The note bears interest at a rate of 15%, and becomes due and payable on April 10, 2013 and is collateralized by all of the assets of the Company.  As of August 31, 2012, the principal balance was $50,000 and accrued interest expense was $2,916.

For the period ended August 31, 2012, the Company received an advance from its President and CEO in the amount of $25,000.  The advance is unsecured, non-interest bearing, and has no specific terms for repayment.

During the period ended May 31, 2012, the Company received an advance in the amount of $25,000 from a third party, which was subsequently repaid.

NOTE 4 – COMMITMENTS, CONTINGENCIES and CONCENTRATIONS

Concentrations

The Company currently purchases approximately 90% of its products from Amazon.com, which presents a risk to the business. In the event that Amazon.com increases its prices or refuses to sell products to the Company, business operations could be adversely affected.

NOTE 5 – RELATED PARTY TRANSACTIONS

For the period ended August 31, 2012, Clark Rohde, the Company's majority shareholder, was paid $9,520 for contract labor. Work performed was primarily related to product listings, order processing, shipping and fulfillment, and customer service.

On July 16, 2012, the Company received an advance from its President and CEO in the amount of $25,000.  The advance is unsecured, non-interest bearing, and has no specific terms for repayment.

NOTE 6 – SUBSEQUENT EVENTS

In September 2012, the Company received an additional advance from its President and CEO in the amount of $25,000.  The advance is unsecured, non-interest bearing, and has no specific terms for repayment.

The Company evaluated subsequent events through October 15, 2012, the date these financial statements were available for issuance.

LBB & ASSOCIATES LTD., LLP
10260 Westheimer Road, Suite 310
Houston, TX 77042
Phone: (713) 800-4343 Fax: (713) 456-2408

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
GankIt Corporation
(A Development Stage Company)
Houston, TX

We have audited the accompanying balance sheet of GankIt Corporation (the “Company”) as of May 31, 2012, and the related statements of operations, stockholders' deficit, and cash flows for the period from March 8, 2012 (inception) through May 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GankIt Corporation as of May 31, 2012, and the results of its operations and its cash flows for the period from March 8, 2012 (inception) through May 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, losses from operations, and its need for additional financing in order to fund its projected loss in 2013 raise substantial doubt about its ability to continue as a going concern. The 2012 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
June 27, 2012

GANKIT CORPORATION
(A Development Stage Company)
BALANCE SHEET

ASSETS

May 31, 2012

CURRENT ASSETS
Cash and Cash Equivalents	$14,274
Restricted Cash	7,067
Prepaid and Other Current Assets	626
Total Current Assets	21,967

LONG TERM ASSETS
Intangible Assets, net	20,000
Total Long Term Assets	20,000

TOTAL ASSETS	$41,967

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$4,754
Bid Deposits	2,793
Notes Payable	50,000
Total Current Liabilities	57,547

TOTAL LIABILITIES	57,547

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value, 100,000,000 shares
authorized; 20,000,000 shares issued and outstanding	2,000
Additional Paid In Capital	11,250
Deficit accumulated during the development stage	(28,830)

TOTAL STOCKHOLDERS' DEFICIT	(15,580)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$41,967

The accompanying notes are an integral part of these financial statements.

GANKIT CORPORATION
(A Development Stage Company)
STATEMENT OF OPERATIONS

For the Period from
March 8, 2012 (Inception)
through May 31, 2012

REVENUES
Revenue	$8,982

COST OF REVENUES
Processing Fees	909
Products	13,969
Total Cost of Revenues	(14,878)

GROSS LOSS	(5,896)

OPERATING EXPENSES
Selling, General and Administrative	21,893
Total Operating Expenses	(21,893)

OPERATING LOSS	(27,789)

OTHER EXPENSES
Interest expense	1,041
Total Other Expenses	(1,041)

NET LOSS	$(28,830)

NET LOSS PER SHARE:

Common Stock:
Basic and Diluted Net Loss Per Share	$(0.00)

Denominator for Basic Net Loss Per Share
Weighted Average Number of
Common Shares Outstanding	10,476,190

The accompanying notes are an integral part of these financial statements.

GANKIT CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT
				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit
BALANCE -- March 8, 2012 (Inception)	-	$-	$-	$-	$-

Issuance of Common Stock for Services	7,500,000	750	-	-	750
Sale of Common Stock for cash at $0.001 per share	12,500,000	1,250	11,250	-	12,500
Net Loss	-	-	-	(28,830)	(28,830)

BALANCE -- May 31, 2012	20,000,000	$2,000	$11,250	$(28,830)	$(15,580)

The accompanying notes are an integral part of these financial statements.

GANKIT CORPORATION
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the Period from
March 8, 2012 (Inception)
through May 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	$(28,830)
Stock Based Compensation	750
Adjustments to Reconcile Net Loss to
Net Cash Used in Operating Activities
Prepaid and Other Current Assets	(626)
Accounts Payable and Accrued Expenses	4,754
Bid Deposits	2,793

NET CASH USED IN OPERATING ACTIVITIES	(21,159)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase of Intangible Assets	(20,000)
Restricted Cash	(7,067)
NET CASH USED IN INVESTING ACTIVITIES	(27,067)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of Common Stock	12,500
Proceeds from Notes Payable	75,000
Payments to Note Payable	(25,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES	62,500

NET CHANGE IN CASH AND CASH EQUIVALENTS	14,274

CASH and Cash Equivalents, Beginning of Period	-

CASH, and Cash Equivalents, End of Period	$14,274

Supplemental Cash Flow Information
Cash paid on interest expenses	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

GANKIT CORPORATION
(A Development Stage Company) Notes to Financial Statements

NOTE 1 – DESCRIPTION OF COMPANY

GankIt Corp. (“GIC” or the “Company”) was incorporated in Nevada on March 8, 2012.  The Company launched its e-commerce website in May of 2012 and currently has over 5,000 members. GIC sells a multitude of consumer products including electronics, appliances, clothing, accessories, sporting goods, gift cards and more. The Company procures most of its products from Amazon.com, and dropships the items directly from Amazon.com to the customer. The Company's corporate headquarters are located in Houston, Texas and its fiscal year-end is May 31.

The Company's website Gankit.com provides a forum where participants can either bid-to-win products or "Gank" them at a discount to suggested retail prices. When people visit the website they have the opportunity to purchase bids for $0.55 each that can be used in auctions. Each auction starts at $0.01 and increases by one penny each time a bid is placed. The last person to bid on an item is the winner and has the ability to purchase the product for the final auction price.

During an auction, the Company simultaneously offers a "bottomless shelf" of the same product that is being auctioned through its GankIt feature. Each product starts at a suggested retail price which decreases by $0.10 for each bid that is placed during the auction. At any time while an auction is in progress, participants may Gank a product at a discount to the suggested retail price by clicking the GankIt button.

NOTE 2 – GOING CONCERN

The Company sustained a loss of approximately $28,830 for the period from March 8, 2012 (inception) through May 31, 2012, and does not have the resources at this time to repay its credit and debt obligations, make any payments in the form of dividends to its shareholders or fully implement its business plan. Without additional capital, the Company will not be able to remain in business.

These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements.  In order to finance these expenditures, the Company has raised capital in the form of debt, which will have to be repaid, as discussed in detail below. The Company has depended on loans from private investors for much of its operating capital. The Company will need to raise capital in the next twelve months in order to remain in business.

Management anticipates that significant dilution will occur as a result of any future sales of the Company’s common stock and this will reduce the value of its outstanding shares. The Company cannot project the future level of dilution that will be experienced by investors as a result of its future financings, but it will significantly affect the value of its shares.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION – The Company’s financial statements are presented in accordance with accounting principles generally accepted (GAAP) in the United States.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the periods presented have been reflected herein.

DEVELOPMENT STAGE COMPANY – The Company complies with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Statement No. 915 and Securities and Exchange Commission Industry Guide 7 for its characterization of the Company as a development stage.

USE OF ESTIMATES – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ.

CASH AND CASH EQUIVALENTS –The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  The Company maintains cash and cash equivalent balances at one financial institution that is insured by the FDIC.

RESTRICTED CASH – The Company uses CC Bill, a third party payment processor, to accept electronic payments from our customers when they purchase products on our website. Our agreement with CC Bill provides that they charge us an 8.95% processing fee on all transactions. They also hold 95% of our net cash for nine business days, and 5% of our cash for six months to defray the risk of potential voided transactions or charge backs. When the respective holding periods have been fulfilled, CC Bill sends us a wire to our business checking account. Currently, all of our revenue is processed through CC Bill.

INTANGIBLE ASSETS – The Company’s policy is to capitalize intellectual property related to its website.  The Company’s intangible assets are stated at cost, less accumulated amortization. The Company will amortize its intangible assets over 5 years on a straight line basis.

The Company reviews the recoverability of it long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment. The assessment for potential impairment will be based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future cash flows from its operations on an undiscounted basis. If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.

FAIR VALUE OF FINANCIAL INSTRUMENTS – The carrying amount reported in the balance sheet for cash and cash equivalents, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

INCOME TAXES – Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB ASC 740, Income Taxes.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.  A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

The Company applies the authoritative guidance in accounting for uncertainty in income taxes recognized in the financial statements. This guidance prescribes a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination. If the tax position is deemed “more-likely-than-not” to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement.

BASIC AND DILUTED LOSS PER COMMON SHARE - We report both basic and diluted net loss per share. Basic net loss per common share is computed by dividing net loss for the period by the weighted average number of common shares outstanding for the period. Diluted net loss per common share is computed by dividing the net loss for the period by the weighted average number of common and potential common shares outstanding during the period if the effect of the potential common shares is dilutive. As of May 31, 2012, the Company's basic and diluted net loss per share was zero.

ADVERTISING – Advertising costs are expensed as incurred.  Advertising expense was $8,500 for the period ended May 31, 2012.

REVENUE RECOGNITION – The Company recognizes revenue from auction and gank sales on the gross amount billed to customers in accordance with ASC 605.

The Company recognizes revenue from the sale of its website products using the following criteria:

1.	Revenue from auction and gank sales – revenue from products purchased in auctions and ganks is recognized when payment has been received and the product has been shipped.
2.
Revenue from bids – bid revenue is recognized when bids are placed in an auction or when unused bids reach their expiration date of six months from the date of purchase. Unused bids that have not reached expiration are carried on the balance sheet as a current liability; even though bid purchases are nonrefundable.

RECENTLY ADOPTED AND RECENTLY ENACTED ACCOUNTING PRONOUNCEMENTS – Recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 4 – NOTES PAYABLE

On April 11, 2012, GIC signed a promissory note with Hillsmere S.A. in the amount of $50,000. The note bears interest at a rate of 15%, and becomes due and payable on April 10, 2013 and is collateralized by all of the assets of the Company.  As of May 31, 2012, the principal balance was $50,000 and accrued interest expense was $1,041.

During the period ended May 31, 2012, the Company received an advance in the amount of $25,000 from a third party, which was subsequently repaid.

The Company has two lines of credit with a financial institution totaling $18,000 that is personally guaranteed by the Company's sole director and officer. As of May 31, 2012, the balance is $0 on the lines of credit.

NOTE 5 – COMMON STOCK

The Company has authorized capital consisting of 100,000,000 shares of common stock with a par value of $0.0001 per shares.  On May 31, 2012, there were 20,000,000 shares of common stock issued and outstanding.

On April 17, 2012, the Company issued 7,500,000 shares of its common stock to John Arnold for his contribution to the founding of the Company.  As such, these issuances were considered founders shares and are carried on the books of the Company at par value.

On April 17, 2012, the Company sold 12,500,000 shares of its common stock to Clark Rohde for $12,500.

NOTE 6 – INCOME TAXES

As of May 31, 2012, there is no provision for income taxes, current or deferred.

Deferred tax assets:	2012
Net operating loss carry-forwards	$9,500
Valuation allowance	(9,500)
Net deferred tax asset	$-

As of May 31, 2012, the Company had net operating loss carry forwards in the amount of approximately $29,000 available to offset future taxable income through 2031.  The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 7 – INTANGIBLE ASSETS

On March 30, 2012, the Company entered into a related party transaction with its founder and purchased a portfolio of intangible assets for $20,000 comprising the website of GankIt.com. The following purchase price allocation was made when the assets were purchased:

Gankit.com and GanksterLoot.com domain names	$4,000
Gankit.com and GanksterLoot.com source code and databases	4,000
Trademarks related to Gankit.com and GanksterLoot.com	4,000
Gankit.com customer list	4,000
Gankit.com and GanksterLoot.com source files (ie. PSD files, artwork, and video source files)	4,000
TOTAL INTANGIBLE ASSETS	$20,000

GanksterLoot.com is currently inactive. We are currently forwarding all traffic from GanksterLoot.com to GankIt.com.  We consider such website an asset because we may activate it in the future which could provide another source of revenue for us.

NOTE 8 – COMMITMENTS, CONTINGENCIES and CONCENTRATIONS

Employment Agreement

On April 1, 2012, the Board of Directors entered into an employment agreement with John Arnold; at which time Mr. Arnold was serving as our sole Director and CEO (a copy of which is attached as an exhibit hereto).  Under the terms of his employment Mr. Arnold is to receive compensation of $7,000 per month at the earlier of such time as we achieve gross profits of $25,000 per month or until our Registration Statement becomes effective with the Securities and Exchange Commission.

Concentrations

The Company currently purchases approximately 90% of its products from Amazon.com, which presents a risk to the business. In the event that Amazon.com increases its prices or refuses to sell products to the Company, business operations could be adversely affected.

NOTE 9 – RELATED PARTY TRANSACTIONS

For the period from March 8, 2012 (inception) through May 31, 2012, Clark Rohde, the Company's majority shareholder, was paid $2,660 for contract labor. Work performed was primarily related to product listings, order processing, shipping and fulfillment, and customer service.

NOTE 10 – SUBSEQUENT EVENTS

The Company evaluated subsequent events through June 27, 2012, the date these financial statements were available for issuance.

On June 22, GIC signed an office lease agreement for $535 per month. The office is located at 5201 Memorial Drive, Suite 1115, Houston, TX 77007. The lease contract will automatically renew on a month-to-month basis unless either party provide at least 30 days written notice of termination.

LEGAL PROCEEDINGS

We do not know of any material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our Director, officer or affiliate, or any registered beneficial shareholder is an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any market or exchange. We intend to apply to have our common stock quoted on the Over-The-Counter Bulletin Board (“OTCBB”) market once this prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. Over-the-counter securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, over-the-counter securities transactions are conducted through a telephone and computer network connecting dealers. Over-the-counter issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTCBB, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for quotation on the OTCBB. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this prospectus there are two holders of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview

We are a development stage company, incorporated in the State of Nevada on March 8, 2012, as a for-profit company, and an established fiscal year of May 31.

Although we have generated revenues from business operations we have not generated net income therefrom, and our auditor has issued a going concern opinion; this means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills.

Accordingly, we must raise capital to fund our operations. From inception through the date of this offering, our business operations have primarily been focused on developing our e-commerce website and initiating marketing efforts. While we have generated revenue from business operations, most of the cash currently held by us is the result of the issuance of debt to private investors that must be repaid.

We believe that the proceeds from this offering in addition to our existing cash on hand will satisfy our cash requirements for up to approximately 6 months. If we are unable to raise additional monies, we only have enough capital to sustain limited business operations. The expenses of this offering are estimated to be $25,000 and include the preparation of this prospectus, the filing of this registration statement, legal, accounting, and transfer agent fees. As of August 31, 2012, we had $7,853 cash on hand. Moving forward, in the event we fail to raise any funds in this offering, we will not be able to expand our operations as planned and will be required to raise additional funds to support our operations, which may be undertaken through the sale of common stock or the issuance of notes payable or other debt arrangements, which may not be available on favorable terms, if at all.

Plan of Operations

We will need to raise additional capital to fully develop our business plan. During the 24 months following the completion of this offering, we intend to implement our business development and marketing plan. We believe we must raise an additional $800,000 (this includes the anticipated $100,000 capital raise) to pay for expenses associated with our development over the next 24 months. $300,000 will be used to finance anticipated activities during Phase One of our development plan as described below, and $500,000 will be used to finance anticipated activities during Phase Two of our development plan as described below.

PHASE ONE

	PROJECTED
	DATE OF	ESTIMATED
ANTICIPATED MILESTONES	COMPLETION	BUDGET $
	0-12 MONTHS
INVENTORY Purchase product inventory		$100,000

MARKETING & SALES Initiate sales and marketing efforts		25,000

MANAGEMENT & ADMINISTRATION
Consultants, CEO and Employees	100,000

PUBLIC REPORTING EXPENSES
Filings, Legal and Accounting	25,000

ADDITIONAL WORKING CAPITAL		50,000

	TOTAL PHASE ONE	$300,000

PHASE TWO

	PROJECTED
	TIME TO	ESTIMATED
MILESTONES	COMPLETION	BUDGET $
	12-24 MONTHS
INVENTORY Purchase additional product inventory		$100,000

MARKETING & SALES Advertising		175,000

MANAGEMENT & ADMINISTRATION Consultants, Operational CFO, CEO and Employees		150,000

PUBLIC REPORTING EXPENSES
Filings, Legal and Accounting	25,000

ADDITIONAL WORKING CAPITAL		50,000

	TOTAL PHASE TWO	$500,000

	TOTAL PHASE ONE & TWO	$800,000	*

* This includes the anticipated $100,000 capital raise undertaken by this offering.

If we only complete Phase I, we will not have enough capital to hire additional employees or consultants. Upon the completion of Phase I, we plan to implement an incremental sales and marketing program that will focus on television and internet advertising. We expect to run television commercials and employ the use of banner ads and pay-per-click ads to drive traffic to our website. In Phase I, we anticipate purchasing a limited amount of product inventory, which will consist primarily of consumer electronics and other consumer household products such as appliances, kitchenware, and apparel.

If we are successful in the completion of Phase II, we expect to purchase the same types of inventory as planned in Phase I. However, we will be able to purchase larger amounts of such inventory. Additionally, we expect to employ the use of similar sales and marketing devices, only on a larger scale. In addition to increasing our economies of scale related to inventory, sales and marketing efforts, we plan to hire several employees and consultants to manage the anticipated growth of our business after Phase II.  New employees and consultants would be responsible for product procurement, order fulfillment, implementation and management of sales and marketing efforts, customer support, financial accounting and reporting, and conducting other daily operational tasks.

Many of the developments enumerated in Phase 2 are dependent on the completion of objectives in Phase 1 and both Phases are dependent on us securing additional financing even if we are able to sell all of the securities offered by this prospectus. There can be no assurance that we will be able to sell any of the securities offered by this prospectus or secure additional financing. If we are able to raise some, but not all funds required to undertake the developments in Phase 1 and Phase 2, our management will re-examine our proposed business activities to use our resources most efficiently. In this event, our focus will likely be on spending available funds on assuring that we retain our reporting status with the SEC and developing our product designs to attract investors.

If we are unable to raise additional funds we will not be able to complete any of the milestones in either Phase 1 or Phase 2. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officer and Director in order to finance our business activities. We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

Results of Operations

Although we have generated revenues from our operations, we cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of an early stage business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies (See "Risk Factors"). To become profitable and competitive over the long run, we must develop the business and marketing plan and execute such plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

For the Quarter ended August 31, 2012

There is little historical financial information about us upon which to base an evaluation of our performance. For the quarter ended August 31, 2012, we generated $13,019 of revenues from operations and had $26,789 of cost of revenues, due to $2,220 of processing fees and $24,569 of product costs.  As such, the cost of the products we sold during the quarter were more than the revenue we generated from the sale of such products.  In the same period, we incurred total selling, general and administrative costs and expenses of $31,187, depreciation and amortization of $1,667, and $1,876 of interest expense.  For the quarter ended August 31, 2012, we had a net loss of $48,500.

For the Period from March 8, 2012 (Inception) to August 31, 2012

For the period from March 8, 2012 (inception) through August 31, 2012, we generated $22,001 of revenues from operations and had $41,667 of cost of revenues, due to $3,129 of processing fees and $38,538 of product costs.  As such, the cost of the products we sold during the period were more than the revenue we generated from the sale of such products.  In the same period, we incurred total selling, general and administrative costs and expenses of $53,081, depreciation and amortization of $1,667, and $2,916 of interest expense.   For the period from March 8, 2012 (Inception) to August 31, 2012, we had a net loss of $77,330.

Liquidity and Capital Resources

As of May 31, 2012

As of May 31, 2012, the Company had current assets of $21,967, comprised of cash and cash equivalents of $14,274, restricted cash of $7,067, and other current assets of $626.  In addition, the Company had long term assets of $20,000, comprised of intangible assets of $20,000, associated with our websites and intellectual property.  Restricted cash as of May 31, 2012, represents cash held by CC Bill as described below. Total liabilities, consisting solely of current liabilities were $57,547, comprised of outstanding notes payable of $50,000 (described below), bid deposits of $2,793, and accounts payable and accrued liabilities of $4,754.  We had negative working capital of $35,580 and a deficit accumulated during the development stage of $28,830 as of May 31, 2012.

As of August 31, 2012

As of August 31, 2012, the Company had current assets of $10,769, comprised of cash and cash equivalents of $7,853, restricted cash of $2,321, and other current assets of $595.  In addition, the Company had long term assets of $18,333, comprised entirely of intangible assets associated with our websites and intellectual property.  Restricted cash as of August 31, 2012, represents cash held by CC Bill as described below. Total liabilities, consisting solely of current liabilities were $93,182, comprised of outstanding notes payable of $50,000 and $25,000 of shareholder advances (described below), bid deposits of $2,307, and accounts payable and accrued liabilities of $15,875.  We had negative working capital of $82,413 and a deficit accumulated during the development stage of $77,330 as of August 31, 2012.

The Company uses CC Bill, a third party payment processor, to accept electronic payments from customers when they purchase products on its website. Its agreement with CC Bill provides that they charge an 8.95% processing fee on all transactions. They also hold 95% of the Company’s net cash for nine business days, and 5% of the Company’s cash for six months to defray the risk of potential voided transactions or charge backs. Currently, all of the Company’s revenue is processed through CC Bill.

Our arrangement with CC Bill serves to diminish our liquidity because we do not immediately receive cash when our customers process transactions. The fees that CC Bill charges also further diminish not only our liquidity, but also provide an additional layer of cost to all of our transactions. Over time, we plan to renegotiate our arrangement with CC Bill to provide us with lower processing fees and fewer delays in receiving our cash. If we are unable to do so, we may seek services from other payment processors. However, there can be no assurance that we will be successful in either renegotiating our terms of service with CC Bill, or establishing service with another third party payment processor.

Cash flows from Operating Activities

During the quarter ended August 31, 2012 and for the period from March 8, 2012 (Inception) through August 31, 2012, the Company used cash in operating activities of $36,167 and $57,326, respectively.  The use of cash for operating activities is predominantly attributed to our net loss.

Cash flows used in Investing Activities

During the quarter ended August 31, 2012, the Company was provided restricted cash of $4,746 in investing activities. For the period from March 8, 2012 (Inception) through August 31, 2012, the Company had used cash of $22,231 in investing activities, which was due to $2,321 in restricted cash and $20,000 of purchase of intangible assets.

Cash flows from Financing Activities

During the quarter ended August 31, 2012, the Company had cash provided by financing activities of $25,000, which was related to proceeds from a shareholder advance.  During the period from March 8, 2012 (Inception) through August 31, 2012, the Company had cash provided by financing activities of $87,500, which was due to $75,000 of cash flows from the issuance of notes payable, $25,000 from shareholder advances (described below), $12,500 from the sale of common stock to the Company’s majority shareholder, and repayment of note of $25,000.

As of August 31, 2012, the Company’s auditors issued a going concern opinion, as the Company has not earned sufficient revenues from its operations to cover operating expenses, and had a working capital deficit.

On March 29, 2012 a private investor advanced $25,000 to the Company. The advance accrued interest at a rate of 20%, is due and payable on March 29, 2013 and had no collateral. On April 11, 2012, the advances were repaid in full.

Capital Requirements

On April 17, 2012, we sold 12.5 million shares of our common stock to Clark Rohde for $12,500 in cash.  As of the date of this offering, Mr. Rohde is our majority shareholder and owns 62.5% of the Company.

On April 11, 2012 we signed a promissory note with Hillsmere S.A. in the amount of $50,000. The note bears interest at a rate of 15% per annum and becomes due on April 10, 2013. Additionally, the note is collateralized by a security interest over substantially all of our assets and we do not currently have sufficient funds to repay the note.

On July 16, 2012, the Company received an advance from its President and CEO (the Shareholder Advance) in the amount of $25,000. The advance is unsecured, non-interest bearing, and has no specific terms for repayment.

We anticipate needing a minimum of $300,000 for Phase One and an additional $500,000 for Phase Two of our planned development plan, as described above, totaling $800,000 (this includes the anticipated $100,000 raise) in order to effectively execute our business plan over the next 24 months. Currently, available cash is not sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status, we believe that we may be able to issue debt and equity in order to start executing our business plan. However, there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

As of the date of this registration statement, the current funds available to us will be sufficient to continue maintaining a reporting status and limited operations for approximately 6 months. However, in order to be successful in fully implementing our business plan, we will require additional capital as set forth in Milestones I & II.

The Company currently has limited sources of liquidity  from two lines of credit issued by Chase Bank that total $18,000. Our sole Director and Officer has personally guaranteed the lines of credit. Our sole Director and officer has made no commitments written or oral, with respect to providing a source of liquidity in the form of cash advances or personal loans to the business.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis.  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements.  A complete summary of these policies is included in Note 3 of our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Emerging Growth Company

Section 107 of the JOBS Act provides that an ”emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and age of our current officer and Director.  Our Board of Directors appoints our executive officers.  Our Director will serve until the earlier occurrence of the election of his successor at the next meeting of stockholders, death, resignation or removal by the majority consent of our shareholders.

Name	Age	Positions

John Arnold	32	Chief Executive Officer, President, and Sole Director

John Arnold, age 32, Chief Executive Officer, President, and Sole Director

Mr. Arnold has served as Chief Executive Officer, President, and Sole Director of the Company since March 2012. Since March 2004, Mr. Arnold has served as Chief Technology Officer of Salvex, Inc., an online marketplace for the asset recovery industry. Since March 2004, Mr. Arnold has owned and served as Director of Levanta Interactive, a Houston-based web design company that provides strategic web-based solutions. From July 2010 to December 2011, Mr. Arnold served as Director of Technology for ZooZ LLC, another Houston-based web solutions provider. From January 2011 to December 2011, Mr. Arnold served as Director of Technology for Neumate LLC, an online-dating website.

Mr. Arnold completed the Business Honors Program at the University of Texas in 2001 where he received a Bachelor of Business Administration with a major in Finance.

Qualifications as Director:

The Company believes that Mr. Arnold's 10 plus years of experience in finance, business development and programming make him an extremely valuable member of our Board of Directors.

Involvement in Certain Legal Proceedings

Our sole Director and executive officer has not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risks throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

CONFLICTS OF INTEREST

As of the date of this prospectus, we have no employees, other than Mr. Arnold, who currently devotes approximately 40 hours per week to our business as required from time to time.

Mr. Arnold is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses.

Although Mr. Arnold is presently able to devote approximately 40 hours per week to our business, this may change. Also, if we require Mr. Arnold to devote more than 40 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his private business.

In general, officers and Directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation's line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole Director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing similar functions. The functions of those committees are being undertaken by our sole Director. Because we do not have any independent Directors, our sole Director believes that the establishment of committees of the Board would not provide any benefits to our Company and could be considered more form than substance.

We do not have a policy regarding the consideration of any Director candidates that may be recommended by our stockholders, including the minimum qualifications for Director candidates, nor has our sole Director established a process for identifying and evaluating Director nominees. We have not adopted a policy regarding the handling of any potential recommendation of Director candidates by our stockholders, including the procedures to be followed. Our sole Director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors.

Given our relative size and lack of Directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional Directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of Director nominees.

Our sole Director is not an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements;
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;
•	understands internal controls over financial reporting; and
•	understands audit committee functions.

Our Board of Directors is comprised solely of Mr. Arnold who was integral to our formation and who is involved in our day to day operations. While we would prefer to have an audit committee financial expert on our Board of Directors, Mr. Arnold does not have a professional background in finance or accounting. He does however have considerable education in finance. As with most small, early stage companies, until such time our Company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent Directors. When the Company is able to expand its Board of Directors to include one or more independent Directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent Directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" Directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of Directors and hold office until removed by the Board of Directors.

There are no agreements or understandings for any Director or officer to resign at the request of another person and none of the Directors or officers is acting on behalf of or will act at the direction of any other person.  The activities of each Director and officer are material to the operation of the Company.  No other person’s activities are material to the operation of the Company.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND THE COMPANY HAS NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

On July 13, 2012, we adopted a Code of Business Conduct and Ethics.

EXECUTIVE COMPENSATION

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our officer and sole Director for the period from March 8, 2012 (inception) to August 31, 2012.

Name and Principal Position	Title	Year(1)	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards ($)	All other Compensation ($)	Total ($)

John Arnold	CEO, President and Chairman	2012	$3,500	--	750	--	--	4,250

* Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.  No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.  The value of the Stock Awards and Option Awards in the table above, if any, were calculated based on the aggregate grant date fair value of such securities calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(1)
On March 8, 2012 (date of inception) Mr. John Arnold was appointed as our Chief Executive Officer, President and Chairman.  $3,500 cash compensation was paid to Mr. Arnold for the period from March 8, 2012 (inception) to August 31, 2012.

(2)	During 2012, Mr. Arnold was issued 7.5 million founder shares of our common stock in exchange for services. We recognized an expense of $750 related to the issuance.

There are no annuity, pension or retirement benefits proposed to be paid to officers, Directors or employees.  No other officers of the Company received any consideration for services rendered to the Company since incorporation, other than as described above.

Employment Agreement:

As of the date of this offering, we have no employees other than Mr. Arnold, our sole officer and Director. Mr. Arnold works on our business approximately 40 hours per week.  On April 1, 2012 we signed an employment agreement with Mr. Arnold to serve as our President and Chief Executive Officer, which provides him with compensation of $7,000 per month, beginning when our registration statement, which this prospectus is a part of, becomes effective with the SEC or when we achieve gross profit of $25,000 per month, whichever is earliest (each a “Compensation Trigger Date”).  No amount of consideration is accrued until such time as a Compensation Trigger Date occurs.  The employment agreement also provided for Mr. Arnold to be issued 7.5 million shares of common stock in consideration for services provided to the Company.  The agreement continues in effect until either party provides the other of written notice of their intent to terminate the arrangement.

Outstanding Equity Awards since Inception:

We have not issued any equity awards since inception.

Long-Term Incentive Plans

We have no Long-Term Incentive Plans.

Director Compensation

None of our Directors have ever received compensation from the Company (other than executive Directors who received consideration for serving as an executive officer of the Company, as described in greater detail above) for services to the Company as a Director.

Code of Ethics

The Company has adopted a Code of Ethics applicable to its Directors and officers (including its principal executive officer and principal financial officer).  The Company’s Code of Ethics is filed as an exhibit to this registration statement on Form S-1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at November 28, 2012, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.  As of November 28, 2012, we had 20,000,000 shares of common stock issued and outstanding.

Title	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Prior to Offering(1)	Percentage of Common Stock After Offering(2)

Chief Executive Officer, President, and sole Director	John Arnold 5201 Memorial Drive, Suite 1115 Houston, TX 77007	7,500,000	37.5%	25.0%

Greater Than 5% Shareholder	Clark Rohde 5201 Memorial Drive, Suite 1115 Houston, TX 77007	12,500,000	62.5%	41.7%

	All Officers and Directors as a Group (1 person)	7,500,000	37.5%	25.0%

(1)
Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2)	Assumes all 10,000,000 shares offered herein are sold.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 17, 2012 our founder, John Arnold, was issued 7,500,000 shares of common stock at par value of $0.0001 per share for services rendered and in connection with the entry into an employment agreement between the Company and Mr. Arnold effective April 1, 2012, described in greater detail above under “Employment Agreement”.

On April 17, 2012 our founder, Clark Rohde purchased 12,500,000 shares of our common stock at $0.001 per share for aggregate proceeds of $12,500.

On March 30, 2012, the Company purchased the web site domains GankIt.com and Ganksterloot.com (which currently forwards all traffic to GankIt.com), web content, trademarks, client lists, and all intellectual property related to GankIt.com from John Arnold for $20,000. Under this agreement, the Company purchased the rights to certain trademarks including "GankIt", "Gankster", "Butler Brawl", and "Gankanomics", of which only “Butler Brawl” is currently effective with the United States Patent and Trademark Office (Serial Number 8509645).

For the period from March 8, 2012 through August 31, 2012, Clark Rohde, the Company's majority shareholder, was paid $9,520 for contract labor. Work performed was primarily related to product listings, order processing, shipping and fulfillment, and customer service.

There have been no other transactions, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

On July 16, 2012, the Company received an advance from its President and CEO in the amount of $25,000. In September 2012, the Company received an additional advance from its President and CEO in the amount of $25,000. Both advances are unsecured, non-interest bearing, and have no specific terms for repayment.

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer, Director and significant stockholder.  However, all of the transactions described above were approved and ratified by our sole Director.  In connection with the approval of the transactions described above, our Director took into account various factors, including his fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

We intend to establish formal policies and procedures for the approval of related party transactions in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof.   On a moving forward basis, our sole Director will continue to approve any related party transaction based on the criteria set forth above.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Bylaws provide that we will indemnify our Directors and officers to the fullest extent provided by Nevada law.

The general effect of the foregoing is to indemnify a control person, officer or Director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or Director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our Directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We plan to file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You should read this prospectus and any prospectus supplement together with the Registration Statement and the exhibits filed with or incorporated by reference into the Registration Statement. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by GankIt Corporation. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, we will act as our own transfer agent.

PROSPECTUS

GANKIT CORPORATION
10,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the issuer have not changed since the date hereof.

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 28, 2012

You should rely only on the information contained in this Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Prospectus. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or the sale of these securities.